UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oxford Immunotec Global PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

April 29, 2014

Dear Oxford Immunotec Global PLC Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, you are cordially invited to attend our 2014 annual general meeting of shareholders (the “Meeting”) on Thursday, June 12, 2014, at 2:00 p.m., London time (9:00 a.m., New York time), at the offices of Covington & Burling LLP, 265 Strand, London WC2R 1BH.

The resolutions on which you can vote, our reasons for proposing the resolutions and details of the arrangements we have made for the Meeting are set out on the following pages. Additionally, at the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period August 16, 2013 through December 31, 2013. You will have the opportunity to review the accounts and reports and raise questions in relation to them. Other than the resolutions and the presentment of the U.K. statutory annual accounts and reports, we are not aware of any other business to be conducted at the Meeting.

It is important that your shares be represented and voted at the Meeting. If you are a shareholder of record, please vote as soon as possible by completing and mailing the enclosed proxy card. If you decide to attend the Meeting, you will be able to vote in person even if you have previously submitted your proxy. If you hold shares through a bank or broker, or indirectly in a savings plan, please refer to “Questions and Answers About Voting” in the attached proxy statement for further information about voting your shares.

Thank you for your continued support of Oxford Immunotec Global PLC. We appreciate your ongoing interest in our business, and we hope you will be able to attend the Meeting.

Sincerely,

Chairman of the Board of Directors

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

Notice of 2014 Annual General Meeting of Shareholders to be held June 12, 2014

Oxford Immunotec Global PLC, a public limited company incorporated under the laws of England and Wales (the “Company,” “we,” “us” and “our”), will hold our 2014 annual general meeting of shareholders (the “Meeting”) on June 12, 2014, at 2:00 p.m., London time (9:00 a.m., New York time), at the offices of Covington & Burling LLP, 265 Strand, London WC2R 1BH. The items of business are to consider and vote on are the following:

Ordinary resolutions

1.             To elect Herm Rosenman as a class I director for a term to expire at the 2017 annual general meeting of shareholders.

2.             To elect Patricia Randall as a class I director for a term to expire at the 2017 annual general meeting of shareholders.

3.             To ratify the Audit Committee’s appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ended December 31, 2013.

4.             To re-appoint Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting of shareholders at which the U.K. statutory accounts and reports are presented.

5.             To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

6.             To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2013.

7.             To receive our U.K. statutory directors’ remuneration report for the year ended December 31, 2013, which is set forth as Annex A to this proxy statement, and approve the annual report on remuneration, which is set forth as Part I of Annex A.

8.             To receive and approve our directors’ remuneration policy, which will take effect immediately upon the conclusion of the Meeting, the full text of which is set forth as Part II of Annex A to this proxy statement.

9.             To authorize our Board of Directors, in accordance with section 551 of the U.K. Companies Act 2006, generally and unconditionally, to allot ordinary shares of £0.006705 nominal value each or grant rights to subscribe for or to convert any security into ordinary shares up to an aggregate nominal amount of £100,000 provided that this authority shall, unless renewed, varied or revoked, expire on the earlier of June 11, 2019 and the close of the 2019 annual general meeting of shareholders; provided, however, that if we make offers or agreements prior to the expiration of the granted authority that will require allotment of ordinary shares after such expiration, our Board of Directors may allot ordinary shares or grant rights to subscribe for, or convert any security into, ordinary shares pursuant to such offer or agreement notwithstanding the expiration of authority conferred by this resolution.

This authority is in substitution for all previous authorities conferred on our Board of Directors in accordance with section 551 of the U.K. Companies Act 2006 but without prejudice to any allotment of ordinary shares or grant of rights to subscribe for, or convert any security into, ordinary shares already made or offered or agreed to be made pursuant to such authorities.

Special resolutions

10.           To generally empower our Board of Directors, subject to the passing of proposal 9 and in accordance with section 570 of the U.K. Companies Act 2006, to allot ordinary shares or to grant rights to subscribe for or to convert any security into ordinary shares pursuant to the authority conferred by proposal 9, as if section 561(1) of the U.K. Companies Act 2006 did not apply to any such allotment, provided that this power shall (i) be limited to the allotment of ordinary shares or rights to subscribe for or convert any security into ordinary shares up to an aggregate nominal amount of £100,000; and (ii) expire on the earlier of June 11, 2019 and the close of the 2019 annual general meeting of shareholders (unless renewed, varied or revoked by the Company prior to or on such date); provided, however, that if we make offers or agreements prior to the expiration of the granted authority that will require allotment of ordinary shares after such expiration, our Board of Directors may allot ordinary shares or grant rights to subscribe for, or convert any security into, ordinary shares pursuant to such offer or agreement notwithstanding the expiration of authority conferred by this resolution.

This resolution revokes and replaces all unexercised powers previously granted to our Board of Directors to allot ordinary shares or rights to subscribe for or convert any security into ordinary shares as if section 561(1) of the U.K. Companies Act 2006 did not apply but without prejudice to any allotment already made or agreed to be made pursuant to such authorities.

11.           To amend our Articles of Association by deleting the present articles 13.1, 72 and 73 and replacing them with the following new articles:

Meetings to Amend Share Rights

                    *          *          *

13.1	The necessary quorum at any such meeting shall be one-third of the outstanding shares entitled to vote of the class in question (excluding any share of that class held as treasury shares);

Quorum at General Meetings

72

No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 73 and to the rights attached to any class of shares, a quorum shall be present for all purposes if members or representatives (in the case or a corporate member) holding one-third of the outstanding shares of the Company’s ordinary shares and entitled to vote are present in person or by proxy.

Procedure if Quorum not Present

73

If within 15 minutes from the time fixed for a meeting (or such longer interval not exceeding one hour as the chairman of the meeting may decide) a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened at the request of members, shall be dissolved and in any other case, it shall stand adjourned to such day and to such time and place (being not less than 14 nor more than 28 days thereafter) as may be fixed by the chairman of the meeting. At such adjourned meeting a quorum shall be present for all purposes if members or representatives (in the case or a corporate member) holding one-third of the outstanding shares of the company’s ordinary shares and entitled to vote are present in person or by proxy. If within 15 minutes from the time fixed for holding an adjourned meeting a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least 10 days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

12.           To amend our Articles of Association by deleting the present article 220 and replacing it with the following new article:

Directors outside the United Kingdom

220

A Director absent or intending to be absent from the United Kingdom may request the Directors to send notices of meetings of the Board during his absence to him at his last known address or any other address (including an address for communications by electronic means) given by him to the Company for this purpose. Any Director may waive notice of any meeting and such waiver may be retrospective.

We are not aware of any other business to come before the Meeting. Please refer to the attached proxy statement for detailed information on each of the proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceed the number of votes cast against such proposal. Proposals 10 through 12 will be proposed as special resolutions, which means that, assuming a quorum is present, each such resolution will be approved if shareholders holding at least 75% in nominal value of the outstanding shares entitled to vote for or against the resolution present in person or by proxy at the Meeting vote in favor of the resolution. The result of the shareholder vote on the ordinary resolutions in proposals 6 and 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2013 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2013 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 6 and 7.

Only shareholders of record of our ordinary shares as of the close of business in New York City on April 15, 2014 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement of the Meeting. A list of the shareholders entitled to vote at the Meeting is available at the Company’s registered office. In accordance with the provisions of the U.K. Companies Act 2006 and our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

Pursuant to Chapter 5 of Part 16 of the U.K. Companies Act 2006 (sections 527 to 531), if a shareholder or group of shareholders meeting the qualification criteria set out in section 527 request that a matter be raised at the Meeting relating to the audit of the Company’s U.K. statutory annual accounts and reports (including the auditor’s report and the conduct of the audit), we will publish the matter so requested on our website. Such request may either be stated in full or, if made in support of another shareholder’s statement, must clearly identify the statement that is being supported. Further, the request must be authenticated by the shareholder or shareholders making it and be received by us at least one week before the Meeting.

If we are required to publish such a statement we will not require the requesting shareholder or shareholders to pay any expenses we incur in complying with the request. We will forward the statement to our U.K. statutory auditors at the same time as or before the statement is made available on our website and we may address the statement at the Meeting.

The results of any polls taken on the resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website as soon as reasonably practicable following the Meeting and for the required period thereafter.

Your Vote is Important Whether or not you plan to attend the Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Meeting and to vote your shares in person. The proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About Voting.”

Sincerely,

Company Secretary

v

OXFORD IMMUNOTEC GLOBAL PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

PROXY STATEMENT FOR THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2014

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Oxford Immunotec Global PLC (referred to herein as the “Company, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (the “Meeting”) to be held on Thursday, June 12, 2014, at 2:00 p.m., London time (9:00 a.m., New York time), at the offices of Covington & Burling LLP, 265 Strand, London WC2R 1BH.

●	This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

●	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the notice of 2014 annual general meeting, this proxy statement and the proxy card to our shareholders of record as of April 15, 2014 (the “Record Date”) for the first time on or about April 29, 2014. In this mailing, we are also including our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2013, which Form 10-K constitutes our 2013 Annual Report to Shareholders (“2013 Annual Report”). In addition, we have provided brokers, dealers, bankers, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2013 Annual Report so that our record holders can supply these materials to the beneficial owners of our ordinary shares as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 12, 2014

Our 2013 Annual Report, notice of 2014 annual general meeting, proxy statement and proxy card are available in the “Financial Information” section of our website at http://investor.oxfordimmunotec.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 29, 2014 to all shareholders of record entitled to vote at the Meeting.

Who can vote at the Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 17,534,686 ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent, Computershare Trust Company, N.A., then you are the shareholder of record. As a shareholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy card from your broker or agent.

A complete list of shareholders of record entitled to vote will be open to examination of any shareholder for any purpose relating to the Meeting for a period of 10 days before the Meeting at our offices in Abingdon, Oxfordshire during ordinary business hours. Such list shall also be open to the examination of any shareholder present at the Meeting.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 12 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceed the number of votes cast against such proposal. For example, a nominee for director will be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

Resolutions in proposals 10 through 12 will be proposed as special resolutions, which means that, assuming a quorum is present, each such resolution will be approved if shareholders holding at least 75% in nominal value of the outstanding shares entitled to vote for or against the resolution present in person or by proxy at the Meeting vote in favor of the resolution.

With regard to proposals 6 and 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2013 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2013, the votes on these proposals will not require our Board of Directors or any committee to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	Election of Herm Rosenman as a class I director to serve for a term to expire at the 2017 annual general meeting of shareholders and until his successor has been elected and qualified	FOR
2	Election of Patricia Randall as a class I director to serve for a term to expire at the 2017 annual general meeting of shareholders and until her successor has been elected and qualified	FOR
3	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ended December 31, 2013	FOR
4

Re-appointment of Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts and reports are presented

FOR
5	Authorization for the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ended December 31, 2014	FOR
6	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2013	FOR
7	Approval of our U.K. statutory directors’ annual report on remuneration, which is set forth as Part I of Annex A, for the year ended December 31, 2013	FOR
8	Approval of our U.K. statutory directors’ remuneration policy, which is set forth as Part II of Annex A	FOR
9	Authorization for the Board of Directors to allot ordinary shares and rights over ordinary shares up to a maximum aggregate nominal amount of £100,000	FOR
10	Authorization for the disapplication of U.K. statutory rights of preemption with respect to the allotment of ordinary shares and rights over ordinary shares referred to in Resolution 9	FOR
11	To amend Articles 13.1, 72 and 73 of our Articles of Association to change the quorum requirement for general meetings	FOR
12	To amend Article 220 of our Articles of Association to require notice of board meetings to be furnished to all Directors	FOR

What constitutes a quorum?

For the purposes of the Meeting, a quorum is present if at least two shareholders are present in person or by proxy.

How do I vote my shares?

If you hold shares in “street name,” you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name” and wish to vote at the Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election of the Meeting with your ballot.

If you are a “shareholder of record,” you may appoint a proxy to vote on your behalf using any of the following methods:

●	By completing and signing the proxy card and returning it in the prepaid envelope provided; or

●	By written ballot at the Meeting

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your proxy card but do not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of our Board of Directors.

Can I change my vote or revoke a proxy?

A registered shareholder can revoke his or her proxy before the time of voting at the Meeting in several ways by:

(1)	mailing a revised proxy card dated later than the prior proxy card;
(2)	voting in person at the Meeting; or
(3)	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received before the Meeting to be effective.

If you hold shares in “street name,” you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Meeting as described above under “How do I vote my shares?” See also “What if I plan to attend the Meeting?”

Who counts the votes?

Computershare Trust Company, N.A. (“Computershare”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Computershare for tabulation. If you hold your shares through a broker, your broker will return one proxy card to Computershare on behalf of all of its clients.

How are votes counted?

Votes will be counted by Computershare, who will separately count “for” and “against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, Computershare will count the number of “withheld” votes received for the nominees. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ’broker non-votes?’” and “Which proposals are considered ’routine“ and ’non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of ordinary shares indicates on a proxy form that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, you must instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which proposals are considered “routine” or “non-routine?”

The approval of the re-appointment of Ernst & Young LLP as our U.K. statutory auditors in proposal 4 is considered routine under applicable rules. Therefore, no broker non-votes are expected to be submitted in connection with that proposal. The other proposals are non-routine and broker non-votes may be submitted on them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the ordinary shares you own as of the record date.

What if I plan to attend the Meeting?

Attendance at the Meeting will be limited to shareholders as of the record date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee are required to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to the Meeting.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “for” the matters submitted for approval at the Meeting.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to shareholders who hold shares in street name.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than proposals 1 through 12 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Who is the transfer agent?

As noted above, our transfer agent is Computershare. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting our transfer agent at +1-888-868-8111 (within the U.S., U.S. Territories and Canada), +1-732-491-4324 (outside the U.S., U.S. Territories and Canada), or in writing at Two North LaSalle Street, Chicago, IL 60602, USA.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Meeting

Directions to our Meeting, to be held at Covington & Burling LLP, 265 Strand, London WC2R 1BH, are available at: www.cov.com.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven seated directors, divided into the three following classes:

●	Class I directors: Dr. Michael Steinmetz, Vijay Lathi, and Herm Rosenman whose current terms will expire at the Meeting;
●	Class II directors: Stephen L. Spotts and Dr. Nigel A. Pitchford whose current terms will expire at the 2015 annual general meeting of shareholders; and
●	Class III directors: Dr. Peter Wrighton-Smith and Richard A. Sandberg whose current terms will expire at the 2016 annual general meeting of shareholders.

Each class has a three-year term. At each annual general meeting of shareholders, directors whose terms will then expire (or their successors, if such directors are not nominated for re-election) will be elected to serve for a three year term.

Two of the current class I directors, Dr. Michael Steinmetz and Vijay Lathi, have decided not to stand for re-election. Mr. Herm Rosenman has been nominated for re-election and Ms. Patricia Randall has been nominated for election as a class I director. No other nominees for class I directors have been presented. Therefore, it is anticipated that following the Meeting, if Mr. Rosenman and Ms. Randall are elected, the Board of Directors will be comprised of six members, with two members representing each class of directors.

In connection with proposals 1 and 2, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for each class II and class III director see Board of Directors and Corporate Governance.

PROPOSAL 1 – ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Herm Rosenman is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, he will hold office from the date of his election until the third subsequent annual general meeting of shareholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Rosenman has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Rosenman, 66, was first appointed to the Board of Directors in October 2013. Mr. Rosenman currently serves as the chief financial officer of Natera, Inc., a molecular diagnostic company, and previously served as senior vice president, finance and chief financial officer of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, from 2001 through the sale of that company to Hologic, Inc. in August 2012. From 1997 to 2000, Mr. Rosenman served as president and chief executive officer of Ultra Acquisition Corp., a manufacturer and parts retailer. From 1994 to 1997, he served as president and chief executive officer of RadNet Management, Inc., a healthcare provider. He has also served as chief financial officer of Rexene Corp. and was an audit partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP). In addition to his service on our Board of Directors, Mr. Rosenman currently serves as a member of the board of directors and audit committee chairman of Vivus, Inc., a publicly traded biopharmaceutical company, Renaissance Medical, Inc., a company engaged in personalized medicine, as well as being an advisory board member of Scripps Clinics/Green Hospital, a large healthcare provider in San Diego, CA. Previously, he has served on numerous public and private company boards of directors, frequently as a member of the company’s audit committee, including BioFire Dx, Medistem, Inc., ARYx Therapeutics, Infinity Pharmaceuticals, Inc., Emphasys Medical, Inc. and Discovery Partners International, Inc. Mr. Rosenman is a certified public accountant who received a B.B.A. in finance and accounting from Pace University and a Masters in Business Administration in finance from the Wharton School of the University of Pennsylvania. Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the diagnostics and healthcare sectors, as well as his substantial background as a public company chief financial officer and as an auditor and certified public accountant, the Nominating and Corporate Governance Committee concluded that Mr. Rosenman is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 2 – ELECTION OF PATRICIA RANDALL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Patricia Randall has been nominated to serve as a class I director. If elected, she will hold office from the date of her election until the third subsequent annual general meeting of shareholders or until her successor is elected and has been qualified, or until her earlier death, resignation or removal. Ms. Randall has agreed to serve, if elected, and we have no reason to believe that she will be unable to serve.

Most recently, Ms. Randall, 63, has served as our Senior Vice President and General Counsel. Ms. Randall joined us in November 2008 as General Counsel and will have the responsibility for all legal affairs of the Company through her retirement effective on the date of the Meeting.

Before joining the Company, from 2003 to 2008, Ms. Randall served as vice president, general counsel and secretary to Matritech, Inc., a biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers. She previously served as a member of senior management and general counsel of two other publicly traded companies. She has practiced law for over 35 years for both public and private companies and in private practice. She currently serves as a member of the board of directors of Belmont Instrument Corporation, a private medical device company. Ms. Randall earned her Bachelors degree from American University in Philosophy and her Juris Doctor from Northeastern University School of Law.

Based upon her experience with us, Ms. Randall has in-depth knowledge of our business and, in particular, our intellectual property arrangements. Her recent efforts and guidance in connection with our initial public offering are exemplary of her steadfast commitment to our business and success. As an officer of several other publicly traded companies she has obtained business acumen and a strong background in public company matters and can provide valuable counsel on our strategic initiatives. Based upon her experience, skills and knowledge of our business, our Nominating and Corporate Governance Committee concluded that Ms. Randall should be nominated for election to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF PATRICIA RANDALL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSALS 3, 4 AND 5

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR U.K. STATUTORY AUDITORS AND U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE U.K. STATUTORY ACCOUNTS ARE PRESENTED

AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our U.K. statutory auditors (for our first fiscal year) and our U.S. independent registered public accounting firm. The Audit Committee appointed the firm of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm and principal auditors for our first fiscal year ended December 31, 2013. Ernst & Young LLP has served as our U.K. statutory auditors under the U.K. Companies Act 2006 since our registration as a public limited company on August 16, 2013. Although current laws, rules and regulations, as well as the charter of the Audit Committee, require our independent auditors to be selected and supervised by the Audit Committee for our first financial year only in respect of our U.K. statutory auditors, the Board of Directors considers the selection of the independent auditors to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. If the shareholders do not ratify the selection of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young LLP. If the shareholders do ratify the selection of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm, the Audit Committee may nonetheless select a different auditing firm at any time during the year if it determines that such a change would be in our best interests.

Proposal 3 seeks your ratification of the appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ended December 31, 2013.

Proposal 4 seeks your approval of the re-appointment of Ernst & Young LLP to serve as our U.K. statutory auditor, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts are presented to you. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

Proposal 5 authorizes the Audit Committee to determine our U.K. statutory auditors’ remuneration.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR:

●	Proposal 3 to ratify the appointment of Ernst & Young LLP as our U.K. STATUTORY AUDITOR AND U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2013
●

Proposal 4 to re-appoint Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next annual general meeting at which our Statutory accounts are presented

●	Proposal 5 to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration

PROPOSAL 6 – RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period August 16, 2013 through December 31, 2013, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports to raise questions in relation to them.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR THE RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

PROPOSAL 7 - APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this proxy statement. The directors’ remuneration report includes the annual report on remuneration, Part I of Annex A, and our remuneration policy, Part II of Annex A. These documents collectively describe in detail our remuneration policies and procedures and explain how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration, Part I of Annex A. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION INCLUDED IN PART I OF ANNEX A

PROPOSAL 8 – APPROVAL OF OUR DIRECTOR REMUNERATION POLICY

Our U.K. statutory director remuneration policy is set forth as Part II of Annex A to this proxy statement. Our director remuneration policy has as its objective the engagement and retention of high-quality directors. As set forth in Part II of Annex A, our Board of Directors has adopted a policy that is competitive and consistent with current market practices. Our Board of Directors has approved the director remuneration policy and believes it effective to achieve its objectives. The director remuneration policy will take effect immediately upon conclusion of the Meeting. Further information about the policy is available at Director Remuneration and Attendance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY INCLUDED IN PART II OF ANNEX A

PROPOSALS 9 AND 10 – AUTHORIZATION OF ALLOTMENT OF SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

Pursuant to English law, our Board of Directors may only allot ordinary shares or grant rights over ordinary shares if authorized to do so by our shareholders. If so authorized, English law requires us to offer them in the first instance to our existing shareholders in proportion to their holdings, unless the shareholders have waived their statutory rights of pre-emption in respect of such allotment or grant of rights.

Our Board of Directors anticipates that there may be occasions when they need flexibility to finance business opportunities, or otherwise act in the best interests of the Company, by the issuance of ordinary shares or rights over ordinary shares without a pre-emptive offer to existing shareholders. To ensure our continued ability to respond to market conditions and address business needs, our Board of Directors considers it appropriate that they be granted additional authority to allot ordinary shares or grant rights over ordinary shares up to an aggregate nominal amount of £100,000 on a non-preemptive basis. These authorities will replace all existing authorities granted by our shareholders. Given the amount of authority sought, and to ease the administrative burden imposed by annual resolutions to allot and disapply statutory pre-emption rights, our Board considers it appropriate that the requested authority remain in effect for five years following the Meeting.

Proposal 9, which is proposed as an ordinary resolution, and proposal 10, which is proposed as a special resolution, seek respectively authorization from our shareholders for:

(i)	our Board of Directors to allot ordinary shares, or grant rights to subscribe for, or convert any security into ordinary shares, with an aggregate nominal amount of up to £100,000; and

(ii)

the disapplication of shareholders’ preemption rights with respect to the allotment of ordinary shares, or the grant of rights to subscribe for, or convert any security into ordinary shares with an aggregate nominal amount of up to £100,000.

If given, the authorities sought by our Board of Directors under proposals 9 and 10 will expire on the earlier of June 11, 2019 and the close of the 2019 annual general meeting of shareholders, unless varied or revoked.

Our Board of Directors does not have any present intention to exercise the authorities proposed under proposals 9 and 10 other than in respect of the award of options under the Company’s share option scheme. We do not currently hold any of our shares in treasury.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSALS 9 AND 10

PROPOSALS 11 AND 12 – AMENDMENTS TO OUR ARTICLES OF ASSOCIATION

Proposals 11 and 12 seek to amend our Articles of Association to (i) conform the definition of a quorum to the listing standards of The NASDAQ Global Market, and (ii) require notice of meetings of the Board of Directors be provided to all directors, regardless of the director’s country of residence.

The amendments contemplated by proposals 11 and 12 are separate. You may approve some or all of the proposed amendments to our Articles. If either or both of such proposals are approved by our shareholders, we intend to file amended Articles of Association with the appropriate legal and regulatory authorities as necessary. We believe these proposed amendments of our Articles of Association are in the best interests of our shareholders.

The description in this proxy statement of the proposed amendments of our Articles of Association contemplated by proposals 11 and 12 must be read in conjunction with the full text of the Articles of Association, as amended and restated by the proposed amendment, assuming proposals 11 and 12 are approved. A copy of our Articles of Association both in current form and as amended is available on our website at http://investor.oxfordimmunotec.com/corporate-governance.cfm.

Proposal 11

Our shareholders are asked to approve the amendment of Articles 13.1, 72 and 73 to change the definition of quorum for purposes of shareholder actions at general meetings. Our current Articles of Association conform to the default position under English law that states two shareholders present in person or by proxy and entitled to vote on the matter presented shall constitute a quorum. NASDAQ Listing Rule 5620(c), however, defines a quorum as no less than one-third of the outstanding shares of a company’s ordinary shares. As a company traded on The NASDAQ Global Market, we are subject to NASDAQ Listing Rule 5620(c). Accordingly, Articles 13.1, 72 and 73 should be amended so that the definition of quorum conforms to NASDAQ Listing Rule 5620(c).

It is proposed that Article 13.1 be amended as follows:

Meetings to Amend Share Rights

*          *          *

13.1	The necessary quorum at any such meeting shall be one-third of the outstanding shares entitled to vote of the class in question (excluding any share of that class held as treasury shares);

It is proposed that Article 72 be amended as follows:

Quorum at General Meetings

72

No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 73 and to the rights attached to any class of shares, a quorum shall be present for all purposes if members or representatives (in the case or a corporate member) holding one-third of the outstanding shares of the Company’s ordinary shares and entitled to vote are present in person or by proxy.

It is proposed that Article 73 be amended as follows:

Procedure if Quorum not Present

73

If within 15 minutes from the time fixed for a meeting (or such longer interval not exceeding one hour as the chairman of the meeting may decide) a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened at the request of members, shall be dissolved and in any other case, it shall stand adjourned to such day and to such time and place (being not less than 14 nor more than 28 days thereafter) as may be fixed by the chairman of the meeting. At such adjourned meeting a quorum shall be present for all purposes if members or representatives (in the case or a corporate member) holding one-third of the outstanding shares of the company’s ordinary shares and entitled to vote are present in person or by proxy. If within 15 minutes from the time fixed for holding an adjourned meeting a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least 10 days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

If approved, our Articles of Association will be amended to incorporate the amended versions of Articles 13.1, 72 and 73 as set forth above.

Proposal No. 12

Our shareholders are asked to approve the amendment of Article 220 to require that all directors receive notice of meetings of the Board of Directors regardless of their country of residence.

Article 220 of our current Articles of Association provides that a director absent from the United Kingdom may request that notices of meetings of the Board of Directors be sent to him at his last known address or by any other means, including electronic communication. If the director does not so request, or if the address provided is outside the United Kingdom and no address for electronic communications has been provided, notice to such director of a meeting of the Board of Directors is not required.

At present, five of the seven directors reside in the United States. The two nominees for election to the board are U.S. residents. It is anticipated that future directors may reside in the United States or outside the United Kingdom. To ensure that all directors receive notice of meetings of the Board of Directors regardless of their country of residence, we propose that Article 220 be amended as follows:

Directors outside the United Kingdom

220

A Director absent or intending to be absent from the United Kingdom may request the Directors to send notices of meetings of the Board during his absence to him at his last known address or any other address (including an address for communications by electronic means) given by him to the Company for this purpose. Any Director may waive notice of any meeting and such waiver may be retrospective.

If approved, our Articles of Association will be amended to incorporate the amended version of Article 220 as set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSALS 11 AND 12

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

As stated above, our Board of Directors currently consists of seven seated directors, divided into three classes. Following the Meeting, if proposals 1 and 2 are approved, our Board of Directors will have six directors, with two members in each class. The biographical information for Herm Rosenman and Patricia Randall, the two nominees to our Board of Directors as class I directors, is provided in “Proposal 1 - Election of Herm Rosenman to the Board of Directors as a class I director” and “Proposal 2 - Election of Patricia Randall to the Board of Directors as a class I director” respectively. Below is biographical information for the class II and class III directors who will remain seated following the Meeting.

Class II Directors — Continuing in Office until the 2015 Annual General Meeting of Shareholders

Nigel A. Pitchford, Ph.D., 44, is a Director, a position he has held since June 2012. Dr. Pitchford is currently the Chief Investment Officer and a director of Imperial Innovations Group plc (AIM), or Innovations, and leads Innovations’ investment activities. From 2011 until October 2013, Dr. Pitchford was the Managing Director of Healthcare at Innovations, where he led the firm’s activities in the healthcare sector. From 2009 to 2011, he was a partner at DFJ Esprit and in that capacity served as a member of our Board of Directors from 2010 to 2011. Before joining DFJ Esprit, Dr. Pitchford spent twelve years, from 1997 to 2009, at 3i Group plc, an international investment company focused on mid-market private equity, infrastructure and debt management, where he led the venture team’s healthcare activities across Europe and the United States. Dr. Pitchford earned his Bachelors degree in Chemistry at Oxford University and his Doctorate in Chemistry at the University of Durham. He also has a Masters degree in Business Administration from the Warwick Business School of University of Warwick. Based on his extensive experience as a venture capitalist in the healthcare sector and his knowledge of our company, we believe that Dr. Pitchford is qualified to serve on our Board of Directors.

Stephen L. Spotts, 59, is a Director, a position he has held since November 2010. Mr. Spotts is chief executive officer, president, director and founder of ProTom International, Inc., a medical technology company focused on proton therapy for cancer patients founded in 2007. Before founding ProTom, from 2000 to 2006, Mr. Spotts was president, chief executive officer, and a member of the board of directors of Pathology Partners, Inc. (now known as Miraca Life Sciences, Inc.). From 2005 through mid-2008, he served on the board of directors of Genoptix, Inc., a California-based, publicly traded specialized laboratory service provider focused on delivering personalized and comprehensive diagnostic services to community-based hematologists and oncologists (Genoptix, Inc. was acquired by Novartis AG in 2011). Mr. Spotts earned his Bachelors degree in Business Administration from the University of Mississippi. We believe that Mr. Spotts’ experience in the diagnostics industry and his senior management experience in other companies in our industry qualify him to serve on our Board of Directors.

Class III Directors — Continuing in Office until the 2016 Annual General Meeting of Shareholders

Peter Wrighton-Smith, Ph.D., 39, is our Chief Executive Officer and a Director. He has held both positions since founding Oxford Immunotec in 2002. Before founding Oxford Immunotec, Dr. Wrighton-Smith held senior positions with PowderJect Pharmaceuticals PLC, now part of Chiron Corporation, including senior projects director, a business development role, and managing director of PowderJect Diagnostics Ltd., a subsidiary of PowderJect engaged in the development of cellular immune based diagnostics. During his tenure with PowderJect, the company became a global vaccines business with more than 1,000 employees. Dr. Wrighton-Smith has a Masters in Engineering, Economics & Management, and a Doctorate in Medical Engineering, both from Oxford University. We believe that Dr. Wrighton-Smith’s experience and extensive knowledge of the diagnostics industry and our Company qualifies him to serve as a member of our Board of Directors.

Richard A. Sandberg, 71, is Chairman of our Board of Directors, a position he has held since September 2008. He has played a principal role in starting and building a number of medical diagnostic companies including that of founder, chairman, chief executive officer, and chief financial officer of DIANON Systems Inc., a publicly traded oncology diagnostics company that was a pioneer in marketing new diagnostic technologies as a service rather than a product offering. He also served as chairman and chief financial officer of Lifecodes Corporation, a pioneer in DNA testing technology; chief financial officer and director of Matritech, Inc., a publicly traded biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers; and as chief financial officer of Critical Diagnostics, Inc., a company specializing in developing new diagnostic tests for cardiology. He has also served as a director of North American Scientific Inc., a publicly held developer and marketer of radiation therapy products and systems for treating breast and prostate cancer, from 2005 to 2009; as a director of Ethan Allen Interiors Inc., an international manufacturer and retailer of fine home furnishings, from 2003 to 2009; and serves as chairman of two privately held diagnostic companies. Mr. Sandberg earned his Bachelors degree in Business from Northwestern University and a Masters in Business Administration from Harvard University. We believe that Mr. Sandberg’s demonstrated leadership, his understanding of the diagnostics industry and his senior management experience in several companies in our industry qualify him to serve as the Chairman of our Board of Directors.

CORPORATE GOVERNANCE

Independence of our Board of Directors

Our Board of Directors has determined that all of our directors, other than Dr. Wrighton-Smith and Ms. Randall (if elected), qualify as “independent” directors in accordance with the independence requirements under the applicable listing standards of The NASDAQ Global Market as well as applicable rules promulgated by the SEC. Dr. Wrighton-Smith is not considered independent because he is an employee of the Company. Because Ms. Randall has been employed by us during the three-year period preceding the Meeting, she will not be considered independent if elected to our Board of Directors.

Our Board of Directors has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.

Committees of our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee; the Remuneration Committee; and the Nominating and Corporate Governance Committee. The charters for each of these committees can be found on our website at http://investor.oxfordimmunotec.com.

Audit Committee

Our Audit Committee is currently composed of Messrs. Rosenman, Sandberg, and Spotts, with Mr. Rosenman serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The NASDAQ Global Market. Our Board of Directors has determined that Mr. Rosenman is an “audit committee financial expert” within the meaning of SEC regulations and the applicable listing standards of The NASDAQ Global Market. The Audit Committee held four meetings during 2013. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval.

Remuneration Committee

Our Remuneration Committee is currently composed of Messrs. Sandberg and Lathi and Drs. Steinmetz and Pitchford, with Mr. Sandberg serving as chairman of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is “independent” as defined under the applicable listing standards of The NASDAQ Global Market. The Remuneration Committee held eight meetings during 2013.The Remuneration Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;

•	producing a remuneration committee report on executive compensation when required by the rules of the SEC to be included in our annual proxy statement;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the applicable listing standards of The NASDAQ Global Market; and

•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

Our Board of Directors has delegated to the Remuneration Committee the authority to determine the remuneration for our executive officers. Non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval. Our executive officers may participate in general discussions with our Remuneration Committee and Board of Directors about these remuneration matters but they do not participate in discussions during which their individual remuneration is being considered and approved.

In 2013, our Remuneration Committee retained Radford, an Aon Hewitt company, an executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and recommendations regarding material executive remuneration decisions, and to review remuneration proposals of management. After review and consultation with Radford, the Remuneration Committee determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford currently or in 2014. In reaching these conclusions, our Remuneration Committee considered the factors set forth in the SEC rules and the applicable listing standards of The NASDAQ Global Market.

None of the members of our Remuneration Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Remuneration Committee or the remuneration committee of any entity that has one or more executive officers serving on our Board of Directors. For a description of transactions between us and members of our Remuneration Committee and affiliates of such members, please see “Transactions with Related Persons.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Messrs. Sandberg, Rosenman and Spotts, with Mr. Sandberg serving as chairman of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The NASDAQ Global Market. The Nominating and Corporate Governance Committee was first formed in November 2013, shortly before our initial public offering. No meetings of the committee were held before December 31, 2013. The Nominating and Corporate Governance Committee’s responsibilities include:

•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;

•	identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by our Board;

•	recommending to our Board of Directors persons to be nominated for election as directors and to each of the committees of our Board;

•	developing and recommending to our Board of Directors a set of corporate governance principles;

•	recommending to our Board of Directors qualified individuals to serve as members of our Board committees;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval; and

•	overseeing the systems and processes established us to ensure compliance with the Company’s Code of Business Conduct and Ethics.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Finally, our Nominating and Corporate Governance Committee ensures that our governance policies and procedures are appropriate in light of the risks we face.

Director Nomination Process

The Nominating and Corporate Governance Committee of the Board of Directors reviews possible candidates for the Board and recommends the nominees for Directors to the Board for approval. The Board has adopted Board of Directors Membership Criteria which, as part of the Corporate Governance Guidelines, are posted on our website at http://investor.oxfordimmunotec.com/corporate-governance.cfm. These criteria describe specific traits, abilities and experience that the Nominating and Corporate Governance Committee and the Board of Directors look for in determining candidates for election to the Board, which include, among others:

●	the highest personal and professional ethics, integrity and values;
●	commitment to representing the long-term interests of the Company’s shareholders;
●	independence under the standards promulgated by The NASDAQ Global Market; and
●

ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

It is the Nominating and Corporate Governance Committee’s policy that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, corporate governance, and diagnostics and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

The Nominating and Corporate Governance Committee’s policy does not contemplate any disparate treatment of management nominees versus those put forth by our shareholders. To date, we have not paid any third party to identify, evaluate or assist in identifying or evaluating any potential nominees.

Shareholder Recommendations and Nominees

It is the policy of our Board of Directors that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below and providing evidence of the shareholder’s ownership of our ordinary shares, the nominee’s name, home and business address and other contact information, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any relationships between the recommended candidate and the Company within the last three fiscal years.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information –Shareholder Proposals for 2015 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, and any director so elected will serve until the next shareholders’ meeting at which directors are elected.

You may write to the Nominating and Corporation Governance Committee at:

c/o Elizabeth Keiley

Associate General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The code of business conduct is available on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to the code or any waivers of its requirements will be disclosed on our website.

Corporate Governance Guidelines

We have adopted written corporate governance guidelines that apply to our Board of Directors and its members. The corporate governance guidelines are available on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to our corporate governance guidelines or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board of Directors

It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire board, to the non-management directors as a group, or to any individual director. All such communications will be initially received and processed by our Company Secretary. Spam, junk mail, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board, provided that such information will be made available to a director upon request. To contact members of the Board of Directors, a shareholder should send a letter to the following address:

c/o Elizabeth Keiley

Associate General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

DIRECTOR REMUNERATION AND ATTENDANCE

In October 2013, our Board of Directors adopted a non-executive director remuneration policy (“director remuneration policy”) for our non-executive directors who are unaffiliated with significant investors (“unaffiliated directors”). For purposes of the director remuneration policy, a director is considered affiliated with a significant shareholder if he or she is an employee, officer, director, manager, managing member or general partner of a shareholder of our Company that holds at the time of initial election or appointment in the future, 5% or more of our outstanding capital stock or an employee, officer, director, manager, managing member or general partner of an entity that is an affiliate of such a shareholder.

Affiliated directors do not receive director compensation. During 2013, Messrs. Vijay Lathi and Alan Duncan, and Drs. Nigel A. Pitchford, Michael Steinmetz, Jonathan Gee and Rainer Strohmenger, each of whom was affiliated with one or more of our significant investors, did not receive compensation from us in fiscal year 2013 for their service on our Board of Directors. In addition, we do not pay director compensation to Dr. Wrighton-Smith because he is compensated as our employee.

We have three unaffiliated directors eligible for compensation under the director remuneration policy: Mr. Sandberg, who serves as Chairman of our Board of Directors, and Messrs. Spotts and Rosenman. Before the effectiveness of our director compensation policy, each of Messrs. Sandberg and Spotts had a service agreement with us that provided for quarterly payments of cash compensation. In addition, each of them has received option awards. Mr. Rosenman was first appointed to our Board of Directors in late October 2013 and his compensation has been made pursuant to the directors’ compensation policy enacted in October 2013. We reimburse all directors for out-of-pocket costs incurred in their performance of service as directors in accordance with our standard expense reimbursement policies and procedures.

Under our director remuneration policy, unaffiliated directors may earn the following cash compensation:

2013 Cash Compensation
Board of Directors	$35,000
Chairman (additional retainer)	$65,000
Audit and Remuneration Committee Chairs (additional retainer)	$15,000
Nominating and Corporate Governance Committee Chairs (additional retainer)	$10,000
Audit Committee member/non-Chair (additional retainer)	$7,500
Remuneration Committee member/non-Chair (additional retainer)	$6,250
Nominating and Corporate Governance Committee member/non-Chair (additional retainer)	$5,000

In March 2014, our Board of Directors amended the director remuneration policy to allow compensation for services provided by a director as secretary to the Board of Directors. The secretary to the board is a director duly appointed or elected to our Board of Directors who has the obligation to prepare and maintain the records, minutes, and other documents relating to the activities of our Board of Directors and its committees. The secretary to the board will attend all meetings of the Board of Directors and each committee and will receive an additional annual retainer of $28,750. Unless appointed to a committee, the secretary will not be considered a member of the committees or authorized to vote on any matters reserved to such committees. If the secretary is appointed to serve as a member of a committee, the secretary will have all of the rights, duties and obligations of a committee member except that the secretary will not receive the additional retainer otherwise paid for committee membership.

Unaffiliated directors may also receive equity compensation in the form of share options under our 2013 Incentive Share Option Plan. Equity compensation for unaffiliated directors is divided into two components: (1) an initial option award granted upon first appointment or election to our Board of Directors and covering 14,914 of our ordinary shares, with the right to exercise vesting in three equal installments on the date of the three succeeding annual general meeting of shareholders and (2) and an annual option award granted to each newly appointed or elected member of our Board of Directors upon the date of first appointment or election and to each continuing member of our board at the time of the annual general meeting of shareholders. The annual option award covers 7,457 of our ordinary shares; provided, however, if initial appointment or election is not at an annual general meeting of shareholders and is made less than six months before such meeting will be held, the award will cover 3,728 of our ordinary shares. The exercise price of all options granted to unaffiliated directors will be the fair market value of the shares at the close of trading on the date of grant.

In 2013, our Board of Directors met 16 times. With the exception of Mr. Rosenman, all of our directors attended a minimum of 75% of the meetings of our Board of Directors and its committees during their membership on the board. Mr. Rosenman was first appointed to our Board of Directors in late October, 2013. Since his appointment, he has attended three of the five meetings of our Board of Directors and its committees. Our directors are strongly encouraged to attend our annual general meetings of shareholders.

In 2013, our unaffiliated directors received the compensation shown below, plus reimbursement for reasonable travel expenses.

Director Compensation for Fiscal Year 2013

Name	Fees Earned in Cash ($)	Option Awards ($)	Total ($)
Herm Rosenman	5,978	160,136(1)	166,114
Richard Sandberg	100,000(2)	(3)	100,000
Stephen Spotts	27,446(2)	4,161(4)	31,607

(1)

Mr. Rosenman received an initial option award covering 14,914 ordinary shares and an annual option award covering 7,457 ordinary shares on November 22, 2013. See notes to Financial Statements for Form 10-K for assumptions underlying valuation.

(2)	Includes quarterly cash payments paid to the director pursuant to his service agreement with the Company prior to our initial public offering.
(3)	The share options held by Mr. Sandberg are shown in “Security Ownership of Certain Beneficial Owners and Management.”
(4)

In June, 2013, we granted Mr. Spotts an option award covering 4,198 ordinary shares. Further information about the share options held by the director is shown in “Security Ownership of Certain Beneficial Owners and Management.”

Deeds of Indemnification

We have entered into deeds of indemnification with each of our directors and executive officers. Pursuant to these agreements, we agree to indemnify these individuals to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the Nominating and Corporate Governance Committee and approval of the Board of Directors, re-election by the shareholders and any relevant statutory provisions and provisions of our Articles of Association relating to removal of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of ordinary shares as of March 21, 2014 by:

●	Each beneficial owner of more than 5% of our ordinary shares;

●	Each director or nominee;

●	Each named executive officer included in the 2013 Summary Compensation Table; and

●	All of our directors and executive officers as a group.

As of March 21, 2014, 17,521,000 ordinary shares were outstanding. The number of ordinary shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants, other convertible securities or rights held by that person that are currently exercisable or will become exercisable on or before May 20, 2014 (60 days after March 21, 2014), are deemed to be beneficially owned by such person and included in the outstanding shares used to calculate their beneficial ownership. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below, the address for each beneficial owner in the table below is c/o Oxford Immunotec Global PLC, 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and each individual beneficial owner has sole voting and dispositive power with respect to the shares shown below.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% shareholders:

Clarus Lifesciences I, L.P. (1)	2,579,062	14.7%
Invesco Ltd.(2)	1,383,448	7.9%
New Leaf Ventures II L.P. (3)	1,377,497	7.9%

Named executive officers and directors:
Peter Wrighton-Smith, Ph.D. (4)	632,290	3.6%
Richard M. Altieri (5)	131,553	0.7%
Jeff R. Schroeder (6)	221,485	1.3%
Patricia Randall (7)	38,713	0.2%
Vijay Lathi (8)	̶̶̶̶̶ ̶̶ ̶ ̶ ̶	̶̶̶̶̶ ̶̶ ̶ ̶ ̶
Nigel A. Pitchford, Ph.D. (9)	̶̶̶̶̶ ̶̶ ̶ ̶ ̶	̶̶̶̶̶ ̶̶ ̶ ̶ ̶
Herm Rosenman	̶̶̶̶̶ ̶̶ ̶ ̶ ̶	̶̶̶̶̶ ̶̶ ̶ ̶ ̶
Richard A. Sandberg (10)	63,791	0.4%
Stephen L. Spotts (11)	22,529	0.1%
Michael Steinmetz, Ph.D. (12)	̶̶̶̶̶ ̶̶ ̶ ̶ ̶	̶̶̶̶̶ ̶̶ ̶ ̶ ̶
All executive officers and directors as a group (11 persons) (13)	1,227,724	6.8%

(1)

As reported on Schedule 13G (filed with SEC on February 14, 2014) by Clarus Lifesciences I, L.P., or Clarus. Clarus Ventures I GP, L.P., or the GPLP, as the sole general partner of Clarus, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLP disclaims beneficial ownership of all shares held of record by Clarus in which the GPLP does not have an actual pecuniary interest. Clarus Ventures I, LLC, or the GPLLC, as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Each of Dr. Steinmetz, a member of our Board of Directors, and Nicholas Galakatos, Dennis Henner, Robert W. Liptak, Nicholas J. Simon and Kurt C. Wheeler, as individual Managing Directors of the GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Each of Messrs. Galakatos, Henner, Liptak, Simon and Wheeler and Dr. Steinmetz disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest. The address of Clarus is 101 Main Street, Suite 1210, Cambridge, MA 02142.

(2)

As reported on Scheduled 13G (filed with the SEC on February 14, 2014) by Invesco Ltd., or Invesco. Invesco Asset Management Limited, a subsidiary of Invesco, is an investment adviser that holds these shares. The address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

(3)

As reported on Schedule 13G (Filed with the SEC on February 14, 2014) by New Leaf Ventures II, L.P., or NLV-II. New Leaf Venture Management II L.L.C. is the general partner of New Leaf Venture Associates II L.P., which in turn is the general partner of NLV-II. Philippe O. Chambon, Jeani Delagardelle, Ronald M. Hunt, James Niedel, Vijay Lathi, and Liam Ratcliffe, the individual managers of New Leaf Venture Management L.L.C., have the power to vote or dispose of these shares and therefore each of the foregoing individual managers may be deemed to have voting and investment power with respect to such shares. Each of the foregoing individual managers disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Mr. Lathi is a member of our Board of Directors. The address of NLV-II is 7 Times Square, Suite 3502, New York, NY 10036.

(4)	Includes 201,109 ordinary shares underlying options exercisable within 60 days.
(5)	Includes 102,833 ordinary shares underlying options exercisable within 60 days.
(6)	Includes 184,965 ordinary shares underlying options exercisable within 60 days.
(7)	Includes 30,063 ordinary shares underlying options exercisable within 60 days.
(8)

Does not include shares held by NLV-II. Mr. Lathi is a manager of New Leaf Venture Management L.L.C. As a result, Mr. Lathi may be deemed to beneficially own the shares held by NLV-II. Mr. Lathi disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(9)

Does not include shares held by Imperial. Dr. Pitchford is a director of Imperial Innovations Group plc. As a result, Dr. Pitchford may be deemed to beneficially own the shares held by Imperial. Dr. Pitchford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(10)	Includes 10,117 ordinary shares underlying options exercisable within 60 days.
(11)	Includes 22,529 ordinary shares underlying options exercisable within 60 days.
(12)

Does not include shares held by Clarus. Dr. Steinmetz is a Managing Director of GPLLC. As a result, Dr. Steinmetz may be deemed to beneficially own the shares held by Clarus. Dr. Steinmetz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(13)	Includes 632,459 ordinary shares underlying options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish us with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 officers complied with all of their applicable Section 16(a) filing requirements. The one exception to this was a Form 3 for Dr. Michael Steinmetz that was inadvertently filed outside of the time frame prescribed by Section 16.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected. Information with respect to the directors and director nominees of the Company, including information for Dr. Peter Wrighton-Smith and Patricia Randall, are included under the captions Board of Directors and Corporate Governance and Proposal 2 – Election of Patricia Randall to the Board of Directors as a Class I Director, included elsewhere in this proxy statement.

Name	Age	Position

Peter Wrighton-Smith, Ph.D.	39	Chief Executive Officer and Class III Director

Richard M. Altieri	54	Chief Financial Officer

Jeff R. Schroeder	52	Chief Commercial Officer

Peter Edwardson, Ph.D.	52	Chief Operations Officer

Patricia Randall	63	Senior Vice President and General Counsel, Director Nominee(1)

(1) Effective upon the date of the Meeting, Ms. Randall will retire from her position as Senior Vice President and General Counsel. She has been nominated to serve as a member of our Board of Directors.

Peter Wrighton-Smith, Chief Executive Officer

For biographical information regarding Dr. Wrighton-Smith, refer to the discussion under Board of Directors and Corporate Governance.

Richard M. Altieri, Chief Financial Officer

Mr. Altieri is our Chief Financial Officer, a position he has held since joining us in January 2012. Before joining the Company, from July 2007 through December 2011, Mr. Altieri was vice president and chief financial officer of Salient Surgical Technologies, Inc., a medical technology company that developed and marketed surgical advanced energy products. From 2004 to 2007, Mr. Altieri was senior vice president of finance and chief financial officer of Straumann USA, a global leader in the field of implant dentistry and dental tissue regeneration. Earlier in his career, beginning in 1992, Mr. Altieri was vice president and chief financial officer of Mitek Surgical Products, Inc., which was acquired by Johnson & Johnson in 1995. Following the acquisition, Mr. Altieri continued to oversee the financial operations of DePuy Mitek as vice president – finance through 2004. Mr. Altieri earned his Bachelors degree in Accounting from Northeastern University and his Masters in Business Administration from Babson College.

Jeff R. Schroeder, Chief Commercial Officer

Mr. Schroeder has been our Chief Commercial Officer since October 2013, overseeing worldwide sales and marketing operations. Prior to becoming our Chief Commercial Officer, Mr. Schroeder served as our President, North America from February 2007 to October 2013, overseeing sales and marketing operations in the United States. Before joining Oxford Immunotec, from 2002 to 2007, he served as vice president of sales, breast health and vice president of marketing at Cytyc Corporation, which manufactured and sold tests used in the diagnosis of cervical cancer and other women’s health-related illnesses and merged with Hologic Corporation in 2007. Before working at Cytyc, from 2000 to 2002, Mr. Schroeder was vice president, sales and marketing for CytoLogix Corporation, a cellular diagnostics company. Earlier in his career, from 1984 to 2000, Mr. Schroeder held various sales positions with increasing levels of responsibility for the diagnostics division of Abbott Laboratories, ultimately becoming director of worldwide marketing for the division. Mr. Schroeder earned his Bachelors degree from Southeast Missouri State University.

Peter Edwardson, Ph.D., Chief Operations Officer

Dr. Edwardson has been our Chief Operations Officer since October 2013, overseeing our operations worldwide, including all manufacturing, research and development activities, quality assurance and regulatory affairs and laboratory operations. Prior to becoming our Chief Operations Officer, Dr. Edwardson served as General Manager of our operations in the United Kingdom, with primary responsibility for all manufacturing and research and development activities. Dr. Edwardson joined Oxford Immunotec in 2008 and has over 20 years of experience in the medical device industry in both small start-up companies and large corporations. Immediately before joining Oxford Immunotec, from 2003 to 2008, Dr. Edwardson was vice president of medical technologies for Prometic Biosciences Ltd., a subsidiary of Prometic Life Sciences Inc., which designed, developed, manufactured and commercialized affinity adsorbents sold to biopharmaceutical companies for use in their drug manufacturing processes. From 1999 to 2003, he served as technical director at Tayside Flow Technologies and Tissuemed Ltd, two start-up companies focused on development and commercialization of implantable devices. Dr. Edwardson earned his Bachelors degree in Biochemistry and Physiology from Leeds University and his Doctorate from Cambridge University.

Patricia Randall, Senior Vice President and General Counsel

For biographical information regarding Ms. Randall, refer to the discussion under Proposal 2 – Election of Patricia Randall to the Board of Directors as a Class I Director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, as well as our Chief Financial Officer and Chief Commercial Officer, who were our next two most highly compensated executive officers during 2013 and 2012. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)	Total ($)

Peter Wrighton-Smith Chief Executive Officer(3)	2013 2012	330,430 303,440	5,818 62,187	330,430 121,150	17,249(4) 15,780(5)	683,906 502,557

Jeff R. Schroeder Chief Commercial Officer	2013 2012	276,816 272, 726	— 22,262	145,675 89,999	— —	422,491 384,987

Richard M. Altieri Chief Financial Officer(6)	2013 2012	255,004 225,543	— 30,634	150,771 97,600	— —	405,775 353,777

(1)

Amounts shown reflect the grant date fair value of options awarded in 2012 and 2013, as applicable, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11, “Share option and equity incentive plans,” to our audited consolidated financial statements included in our Form 10-K.

(2)

2012 figures include amounts paid in March or April 2013 under our annual cash bonus program and earned with respect to 2012 performance. 2013 figures include amounts paid in March 2014 under our annual cash bonus program and earned with respect to 2013 performance. See “—2013 incentive compensation” below for more information on these payments.

(3)

Compensation paid to Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all 2013 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2013(£1/$1.65215) and all 2012 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2012 (£1/$1.61533) .

(4)

Represents (i) a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $16,522, (ii) Company contributions made to private health care insurance on behalf of Dr. Wrighton-Smith in the amount of $685, and (iii) payment to Dr. Wrighton-Smith for making blood donations for use in the Company’s research and development work in the amount of $42.

(5)

Represents (i) a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $15,173 and (ii) Company contributions made to private health care insurance on behalf of Dr. Wrighton-Smith in the amount of $607.

(6)	Mr. Altieri commenced employment with us on January 30, 2012.

2013 Incentive Compensation

In 2013, our management incentive compensation plan provided our named executive officers with an annual incentive compensation opportunity equal, in each case, to 50% of the executive’s base salary, subject to our achievement of corporate performance goals established by the Remuneration Committee at the beginning of the year and the achievement of qualitative and quantitative individual performance goals established by our Remuneration Committee for Dr. Wrighton-Smith and by Dr. Wrighton-Smith for the other named executive officers at the beginning of the year. The Remuneration Committee annually establishes the weightings to be given to corporate versus individual goals. Actual incentive payments to our named executive officers in 2013 exceeded 50% of the executive’s base salary to the extent that corporate and individual performance were determined to have exceeded 100% of the established goals.

For 2013, our corporate goals included the achievement of certain revenue levels for the United States and outside the United States and gross margin targets. For 2013, our corporate goals were achieved at 115%. The following was our determination of individual goal attainment in 2013: Mr. Schroeder, 100%; and Mr. Altieri, 120%. The actual award amounts were calculated by weighing corporate goal attainment and individual goal attainment for each named executive officer as follows: Mr. Schroeder, 35% corporate goals/ 65% individual goals; and Mr. Altieri, 35% corporate goals/65% individual goals. With regard to Dr. Wrighton-Smith, the Remuneration Committee determined that Dr. Wrighton-Smith’s performance in 2013 was outstanding and merited a bonus award in an amount equal to his annual base salary for the year. In making this determination, the Remuneration Committee considered that Dr. Wrighton-Smith substantially exceeded his individual goals, including leading the Company to successfully complete our IPO and to substantially exceed our corporate goals.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2013. All options are options to purchase ordinary shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Vesting start date	Vesting End date	Number of securities underlying exercisable options (#)	Equity incentive plan awards: number of securities underlying unexercisable options (#) (1)	Option exercise price ($)(2)	Option expiration date

Peter Wrighton-Smith	2-28-2013 1-1-2013	4-1-2014 12-31-2016	107,763(3) 44,184	22,792(3) 148,651(4)	0.81 0.81	2-17-2020 12-31-2022
Jeff R. Schroeder	3-19-2010 3-19-2010 3-19-2010 4-1-2010 1-1-2012 1-1-2013	2-11-2011 10-23-2011 3-19-2010 4-1-2014 12-31-2015 12-31-2016	13,783(5) 22,371(6) 22,371(7) 85,973(4) 5,981(4) 15,339(4)	— — — 7,831(4) 6,504(4) 51,608(4)	0.09 0.09 0.09 0.09 0.18 0.81	2-11-2017 10-23-2017 5-11-2018 2-22-2020 12-31-2021 11-6-2022
Richard M. Altieri	4-1-2012 1-1-2013	3-31-2016 12-31-2016	— —	152,330(8) 62,356(8)	0.18 0.81	2-2-2022 11-6-2022

(1)	Vesting of all options is subject to continued service through the applicable vesting date.
(2)	The exercise price of the options is not less than the fair market value of our ordinary shares, as determined by our Board of Directors using an independent third-party valuation.
(3)

This option was partially vested on the date of grant, February 28, 2013, and continued to vest as to the balance in 13 equal monthly installments starting March 1, and continuing thereafter on each of April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1, December 1, 2013 and January 1, February 1, March 1 and April 1, 2014.

(4)	This option vests in 48 equal monthly installments for each full month of service after the vesting start date.
(5)

This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was partially vested on March 19, 2010, and continued to vest as to the balance in equal monthly installments based on a 48-month vesting schedule that originally commenced, prior to the exchange offer, on February 12, 2007, the initial vesting date. This option vested in full on the final vesting date, February 11, 2011.

(6)

This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was partially vested on March 19, 2010, and continued to vest as to the balance in equal monthly installments based on a 48-month vesting schedule that originally commenced, prior to the exchange offer, on October 24, 2007, the initial vesting date. This option vested in full on the final vesting date, October 23, 2011.

(7)	This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was fully vested on March 19, 2010.
(8)

Mr. Altieri’s options are subject to a service requirement that was satisfied on April 1, 2014 by Mr. Altieri’s continued employment. The option will vest in 48 equal monthly installments, with vesting retroactive to the vesting start date.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Peter Wrighton-Smith, Ph.D.

We entered into a service agreement with Dr. Wrighton-Smith dated October 21, 2002 that, together with amendments dated October 17, 2007 and November 8, 2013, sets forth the terms and conditions under which Dr. Wrighton-Smith serves as our Chief Executive Officer. The agreement has no specific term. Dr. Wrighton-Smith’s current annual base salary is £261,200, or approximately $431,542.

Dr. Wrighton-Smith’s option awards reflected in the table above provide that all unvested options will accelerate and fully vest immediately prior to a change of control event. For purposes of these option awards, a change of control event will be deemed to occur if upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party. Both we and Dr. Wrighton-Smith must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Dr. Wrighton-Smith on paid leave rather than allowing him to continue to provide services during this notice period. If we elect to place him on leave, the period of leave would be counted as part of the post-employment non-competition period. Dr. Wrighton-Smith is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave.

Although not specified in his service agreement, as discussed above, Dr. Wrighton-Smith is eligible for an annual cash incentive opportunity equal to a percentage of his base salary determined by the Remuneration Committee, subject to achievement of corporate and individual performance goals established by the Remuneration Committee at the beginning of each year. For 2013 and 2014, the annual incentive was established as 50% of base salary.

Jeff R. Schroeder

We entered into an amended and restated employment agreement with Mr. Schroeder dated October 1, 2013 that sets forth the terms and conditions of Mr. Schroeder’s employment as our Chief Commercial Officer. The agreement has no specific term and establishes an at-will employment relationship. Mr. Schroeder’s current annual base salary is $311,900.

Mr. Schroeder’s option awards provide that, upon a change of control event, the portion of the option that would have vested in the succeeding twelve months will accelerate and vest immediately prior to the change of control event. For purposes of these option awards, a change of control event will generally be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party.

We may terminate Mr. Schroeder’s employment with or without cause and without notice, but Mr. Schroeder is required to provide at least one month’s advance notice to us if he is terminating his employment. If we terminate Mr. Schroeder’s employment other than for cause (as defined in his employment agreement) or Mr. Schroeder terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to nine months of his then current base salary, payable as salary continuation. The severance amount will be reduced by any other compensation Mr. Schroeder earns from employment or self-employment during the severance period. Mr. Schroeder’s right to receive any severance payment is conditioned on, among other things, providing us with a signed release, complying with all post-employment obligations and restrictions, including non-competition restrictions, and diligently pursuing alternate employment. Mr. Schroeder is obligated to refrain from engaging in competition with us for a period of one year after any termination.

Although not specified in his employment agreement, as discussed above, Mr. Schroeder is eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the remuneration committee as well as individual performance goals established by Dr. Wrighton-Smith at the beginning of each year.

Richard M. Altieri

We entered into an amended and restated employment agreement with Mr. Altieri dated October 1, 2013 that sets forth the terms and conditions under which Mr. Altieri serves as our Chief Financial Officer. The agreement has no specific term and establishes an at-will employment. Mr. Altieri’s current annual base salary is $280,100.

Mr. Altieri’s option awards provide that, upon a change of control event, the portion of the option that would have vested in the succeeding 12 months will accelerate and vest immediately prior to the change of control event. For purposes of these option awards, a change of control event will generally be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party.

We may terminate Mr. Altieri’s employment with or without cause and without notice, but Mr. Altieri is required to provide at least one month’s advance notice to us if he is terminating his employment. If we terminate Mr. Altieri’s employment other than for cause (as defined in his employment agreement), or Mr. Altieri terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to nine months of his then current base salary, payable as salary continuation. The severance amount will be reduced by any other compensation Mr. Altieri earns from employment or self-employment during the severance period. Mr. Altieri’s right to receive any severance payment is conditioned on, among other things, providing us with a signed release, complying with all post-employment obligations and restrictions, including non-competition restrictions, and diligently pursuing alternate employment. Mr. Altieri is obligated to refrain from engaging in competition with us for a period of one year after any termination.

Although not specified in his employment agreement, as discussed above, Mr. Altieri is eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the Remuneration Committee as well as individual performance goals established by Dr. Wrighton-Smith at the beginning of each year.

RETIREMENT PLANS

401(k) Plan

We maintain a tax-qualified retirement plan for our U.S.-based employees that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We do not make matching contributions into the 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

U.K. Defined Contribution Plan

In the U.K., we maintain a defined contribution plan that provides employees with an opportunity to contribute a portion of their monthly salary into the plan.  If an employee elects to participate in the plan, there is a minimum employee contribution of 5% of monthly salary; there is no maximum limit to the employee contribution.  The employee contribution to this plan is matched by us up to a maximum of 5% of monthly salary.  All U.K. employees are eligible to participate in this plan.  The method by which our U.K. employees participate is through a so-called “salary exchange” pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election.  The amount of the reduction, together with the tax and national insurance savings to the employee and us as a result of the salary reduction, are contributed into the plan in addition to the 5% matching contribution described above.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions during 2013 in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” had a direct or indirect material interest. We refer to these as “related person transactions.”

Registration Rights Agreement

In connection with our initial public offering of ordinary shares in November 2013, we entered into a registration rights agreement with certain of our shareholders, including Clarus Lifesciences I, L.P. and New Leaf Ventures II, L.P. The shareholders who are parties to this agreement are entitled to registration rights under the Securities Act of 1933 with respect to their ordinary shares.

Related Person Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

AUDIT COMMITTEE REPORT

Review of the Company’s Audited Financial Statements for the Year ended December 31, 2013

Our Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2013. Our Audit Committee has also discussed with Ernst & Young LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

Our Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and our Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company.

Based on our Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, our Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

The Audit Committee of the Board of Directors Herm Rosenman, Chairman Richard A. Sandberg Stephen L. Spotts

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting.

The table below sets forth the fees paid to Ernst & Young LLP over the past two years in connection with its work for us, including our subsidiary, Oxford Immunotec Limited. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP in 2012 and 2013 were as follows:

Fees	2012	2013
Audit Fees (1)	95,139	106,406
Audit-related Fees (2)		2,680
Tax Fees (3)	67,212	73,395
All Other Fees (4)		1,668,295
Total	162,351	1,850,776

(1)	Fees billed for audit services in 2012 and 2013 consisted of audit of our annual financial statements, statutory audits; and services related to SEC matters.
(2)	Fees billed for audit-related services in 2013 consisted of $2,680.00.
(3)	Fees billed for tax services in 2012 and 2013 consisted of tax compliance and tax planning advice.
(4)	Other fees billed in 2013 consisted of services relating to our initial public offering.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Oxford Immunotec Global PLC for the period August 16, 2013 through December 31, 2013

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our U.K. statutory annual accounts and reports for the period August 16, 2013 through December 31, 2013. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s U.K. statutory annual accounts and reports for the period August 16, 2013 through December 31, 2013, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. Copies of our U.K. statutory directors’ remuneration report, including the annual report on remuneration and remuneration policy, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to you no less than 21 days prior to the Meeting. You will be provided an opportunity to raise questions in relation to such accounts and reports at the Meeting. Full accounts and reports will be available for inspection prior to and during the Meeting.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2015 Annual General Meeting

In order to be considered for inclusion in our proxy statement for our 2015 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or December 30, 2014. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Shareholder proposals submitted for consideration at our 2015 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2015 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 45 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or March 13, 2015. However, if the date of the 2015 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2015 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2015 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act (2006), shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Householding Notice– Important Notice Regarding Delivery of Shareholder Documents

The SEC rules allow companies, subject to certain conditions, to send only one proxy statement and annual report to shareholders to two or more shareholders who share the same last name and address. This "householding" rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are an Oxford Immunotec Global PLC shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report to shareholders for each account, please contact our transfer agent, Computershare, PO Box 43001, Providence, RI 02940-3001 USA. You may also call Computershare as follows: within the United States, U.S. territories and Canada 855-895-7224; outside the United States, U.S. territories and Canada 732-491-0756.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report to shareholders until you, or other members of your household, revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

Questions?

If you have any questions or need more information about the Meeting please write to us at our offices in Marlborough, Massachusetts:

Elizabeth Keiley

Associate General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

Annex A to Proxy Statement

Directors’ Remuneration Report

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

Remuneration Committee Chairman’s Annual Statement

Dear Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, I am pleased to present the Directors’ Remuneration Report. Shareholders will be invited to approve the Annual Report on Remuneration (which will be a non-binding advisory vote) and the Remuneration Policy (which will be a binding vote) at the Annual General Meeting of Shareholders to be held on June 12, 2014. Together, these items comprise the Directors’ Remuneration Report.

Period Covered by the Directors’ Remuneration Report

Oxford Immunotec Global PLC (the Company) was organized under the laws of England and Wales on August 16, 2013 and directors were first appointed to the Board of the Company on that date. The Company completed its initial public offering (IPO) on November 21, 2013 and its ordinary shares began trading on The NASDAQ Global Market. It is as a result of this listing that we are now subject to the new regulations regarding remuneration that appear in the Directors’ Remuneration Report.

In this initial Directors’ Remuneration Report, we are including only Annual Report on Remuneration data covering the period since the Company was formed and had appointed directors. You may review additional data with respect to elements of remuneration in our definitive proxy statement.

The Remuneration Committee

The Committee is responsible for reviewing and establishing our management remuneration policy and philosophy, including determining and approving the remuneration of the chief executive officer and other executives who comprise our senior management team. While the full Board sets director remuneration, the Committee makes recommendations on such matters to the Board.

Philosophy

We seek to attract and retain outstanding employees, who have the potential to achieve consistently strong results for shareholders, and to attract and retain non-executive directors who can substantially contribute to our success as an innovative diagnostics company operating in a global environment. Given that most of our senior executives and most of our Non-Executive Directors live and work in the United States, and the fact that we are listed on a U.S. stock exchange, we assess the competitiveness of our policies primarily against U.S. benchmarks and practices.

Business strategy during 2013

Our primary goal following the organization of the Company in August 2013 was to achieve a successful IPO, listing our shares for trading in the United States. This achievement, accomplished in November 2013, provided us with financial resources to grow our existing business and to invest in new product development. Importantly, it also affords our shareholders a mechanism to achieve liquidity.

The remuneration awarded to our chief executive officer for 2013 reflects his outstanding performance that enabled us to complete our IPO in November. The new remuneration arrangements adopted in 2014 recognize past accomplishments as well as the greater demands placed on our chief executive officer going forward.

Richard A. Sandberg

Chairman of the Remuneration Committee

April 2, 2014

PART I - ANNUAL REPORT ON REMUNERATION

The information provided in this part of the Directors’ Remuneration Report is subject to audit.

The Remuneration Committee presents the Annual Report on Remuneration, which will be put to shareholders for a non-binding vote at the Annual General Meeting to be held on June 12, 2014.

Single Total Figure on Remuneration – Executive Directors

	Fixed pay		Variable Pay		Other Items
Executive Director	Base Salary	Taxable Benefits	Annual Cash Incentive	Equity-Based Awards	Matching of Voluntary Pension Contributions	Total
Peter Wrighton-Smith	$124,930 (1)(2)	$292 (1)(2)(3)	$330,430 (2)(4)	$391,330 (1)(5)	$6,247 (1)(2)(6)	$853,229 (1)(2)
(1)

Dr. Wrighton-Smith served as an Executive Director of the Company beginning August 16, 2013, when the Company was organized. The amount recited represents his remuneration for the portion of the year from August 16 through December 31, 2013. No information is presented for the financial year preceding the relevant year as the Company did not then exist. For more information concerning Dr. Wrighton-Smith’s full year 2013 and 2012 remuneration from affiliated companies, please refer to the data contained in our definitive proxy statement pursuant to Regulation 14A to be filed with the Securities and Exchange Commission on or before April 30, 2014.

(2)

Remuneration paid to and amounts paid for benefits provided for Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all amounts have been converted based on the U.S. Dollar/Pound Sterling exchange rate in effect as of December 31, 2013 ($1.65215:£1).

(3)

Taxable benefits provided for Dr. Wrighton-Smith to which the Company contributes include the costs of private health insurance coverage in the amount of $271 and $21 paid to Dr. Wrighton-Smith for making a blood donation for use in the Company’s research and development work.

(4)

While the annual cash incentive was not earned until the end of 2013 and was determined in light of the entire year’s performance, it has nonetheless been fully allocated only to the period during which the Company was in existence.

(5)

The value of equity-based awards recited in the table is the product of the number of shares subject to options that vested during the portion of the year for which remuneration data is provided in this table times the amount by which the fair market value of the shares as of the date of vesting exceeded the exercise price of the option, and rounded to the nearest dollar. For purposes of this calculation, exercise prices were converted from Pounds Sterling to US dollars as of the original date of the awards based on our share valuations then in effect. During the period when the Company was private, the fair market value of ordinary shares on certain vesting dates was deemed to be the valuation of the shares on that date, as determined by an independent valuation firm retained by the Group. More information on the valuation of shares can be found in Amendment No. 2 to our registration statement on Form S-1 filed with the Securities and Exchange Commission on November 4, 2013. During the period when the Company was publicly traded, the fair market value of ordinary shares was deemed to be the closing price as reported by The NASDAQ Global Market (NASDAQ) on the vesting date or, if vesting occurred on a date when the market was not open, the next succeeding business day. A portion of the options held by Dr. Wrighton-Smith on December 31, 2013 will vest monthly until they are fully vested, subject to continued service of Dr. Wrighton-Smith. The amount of remuneration reported in this column was not realized by Dr. Wrighton-Smith during 2013 as these options were not exercised in that period.

(6)

The amount recited equals 5% of Dr. Wrighton-Smith’s base salary for the portion of the year during which the Company was in existence. Five percent is the maximum employer matching contribution to each employee’s participation in the basic defined contribution pension scheme. However, Dr. Wrighton-Smith has elected to participate in a voluntary salary exchange scheme which reduces the amount of his base salary from that shown above and results in all employer tax and national insurance savings on account of the reduction also being contributed to Dr. Wrighton-Smith’s pension account. The effects of the voluntary salary exchange participation are not reflected in the table.

Base Salary

The annual rate of base salary reflected in the table above for Dr. Wrighton-Smith became effective on January 1, 2013 and was awarded for his role as the chief executive officer of a private company. Base salary levels are customarily reviewed and, to the extent deemed appropriate, adjusted as of January 1 of each year.

Taxable Benefits

Generally, Dr. Wrighton-Smith participates in the same benefits as we offer to all our employees in the United Kingdom where Dr. Wrighton-Smith resides.

Annual Cash Incentive

For the 2013 year, the target annual cash incentive for Dr. Wrighton-Smith was based 70% on achievement level of corporate objectives and 30% on achievement of individual objectives. The corporate objectives included revenue goals and other financial metrics including EBITDA targets. The individual objectives included targets relative to strengthening our organization, improving our strategic position, completing specific projects and improving the Company’s capital position.

The Board has considered whether it would be in the best interests of the Company and its shareholders to disclose the precise targets agreed for each of the performance measures in 2013 or the weightings given to those targets. As specific corporate objectives for a single year are designed based on the Group’s long-term strategies, the Board concluded that disclosing such targets and weightings for 2013 would necessarily involve divulging competitively sensitive information, even after our financial year results have been published. We believe disclosure would be detrimental to our commercial performance going forward and, therefore, we are providing only the categories of objectives, not the precise targets. Likewise, the Board concluded that disclosure of the specific individual objectives for the year and the weighting of those objectives would involve the release of competitively sensitive information.

In early 2014, the Remuneration Committee conducted an assessment of Dr. Wrighton-Smith’s performance for the 2013 year, including the extent to which the various goals established for him had been achieved. The Committee determined that Dr. Wrighton-Smith’s performance during 2013 was outstanding. He led the Group to substantially exceed the revenue and financial metrics goals that had been established as corporate objectives. He also excelled with respect to his overall leadership during the year and the over-achievement of individual objectives. The Committee noted in particular his accomplishment of leading the Company to a successful IPO, an event that provides major benefits to our shareholders. The structure of our annual cash incentive allows senior executives and the Executive Director to receive an award in excess of 100% of the target amount, when the specific objectives have been overachieved during the year. That overachievement applied for 2013 for multiple senior executives as well as the Executive Director and many executives received awards in excess of their target amount for the year. In the case of the Executive Director, the Remuneration Committee determined that merely applying standard overachievement factors to his target annual incentive would not sufficiently reward him for the unprecedented corporate achievements during the year. As a result, the Committee took the exceptional step of awarding him an annual cash incentive equal to his annual base salary for the year, including for that portion of the year during which he served as chief executive officer of an affiliated company.

The Committee has established corporate objectives for the 2014 year as well as individual objectives for Dr. Wrighton-Smith for the year. As with the 2013 year, 70% of Dr. Wrighton-Smith’s target annual cash incentive is to be measured based on attainment of corporate objectives. The corporate objectives include targets for revenues and other financial metrics, together with product development and quality goals. The individual objectives for the year include redefined goals for strengthening our organization, improving our strategic position, completing specific projects and expanding the Company’s profile and shareholder base in the capital markets.

Single Total Figure on Remuneration – Non-Executive Directors

	Fixed Pay (1)					Variable Pay (1)
Non-Executive Director	Basic Retainer	Retainer for Chairman	Retainer for Committee Service	Retainer for Committee Chairperson	Total Cash Remuneration	Equity-Based Awards	Total
Richard A.Sandberg, Chairman	$3,804 (2) $26,630 (2)	$7,066	0	0	$37,500	$42,184 (2)(4)	$79,684 (2)
Stephen L. Spotts	$3,804 (2) $6,657 (2)	0	$1,359	0	$11,820	$25,927 (2)(4)	$37,747 (2)
Herm Rosenman	$3,804 (3)	0	$544	$1,630	$5,978	0	$5,978 (3)
Michael Steinmetz	0	0	0	0	0	0	0
Vijay Lathi	0	0	0	0	0	0	0
Nigel A. Pitchford	0	0	0	0	0	0	0
Jonathan Gee (5)	0	0	0	0	0	0	0
Rainer Strohmenger (5)	0	0	0	0	0	0	0
(1)	Most directors who served in 2013 were affiliated with a major investor and therefore they received no remuneration from the Company.
(2)

Messrs. Sandberg and Spotts served as Non-Executive Directors of the Company beginning August 16, 2013, when the Company was organized. The amount recited represents remuneration for the portion of the year from August 16 through December 31, 2013, rounded to the nearest dollar. Prior to the IPO, Messrs. Sandberg and Spotts were compensated pursuant to then-existing service agreement, which provided for the payment annual retainers of $100,000 and $25,000 respectively. The first figure represents the post-IPO retainer and the second the pre-IPO retainer for each of these Directors. No information is presented for the financial year preceding the relevant year as the Company did not then exist. For more information concerning Messrs. Sandberg’s and Spotts’ full year 2013 and 2012 remuneration from affiliated companies, please refer to the data contained in our definitive proxy statement pursuant to Regulation 14A to be filed with the Securities and Exchange Commission on or before April 30, 2014.

(3)

Mr. Rosenman was appointed as a Non-Executive Director on October 30, 2013. He did not receive any remuneration for service for the period prior to our IPO. The amount recited represents remuneration from November 22, 2013 through the end of 2013.

(4)

The value of the equity-based awards recited in the table is the product of number of shares subject to options that vested during the portion of the year for which remuneration data is provided in this table times the amount by which the fair market value of the shares as of the date of vesting exceeded the exercise price of the option, rounded to the nearest dollar. During the period when the Company was private, the fair market value of ordinary shares on certain vesting dates was deemed to be the valuation of the shares on that date, as determined by an independent valuation firm retained by the Group. More information on the valuation of shares can be found in Amendment No. 2 to our registration statement on Form S-1 filed with the Securities and Exchange Commission on November 4, 2013. During the period when the Company was publicly traded, the fair market value of ordinary shares was deemed to be the closing price as reported by NASDAQ on the vesting date or, if vesting occurred on a date when the market was not open, the next succeeding business day. A portion of the options held by each of Messrs. Sandberg and Spotts will vest monthly until each of them is fully vested, subject to continued service of the holder. The amount of remuneration reported in this column was not realized by either Messrs. Sandberg or Spotts during 2013 as these options were not exercised in that period.

(5)

Drs. Gee and Strohmenger served as Non-Executive Directors of the Company beginning August 16, 2013, when the Company was organized, until their resignations on November 21, 2013, immediately before our IPO.

Statement of Directors’ Shareholdings and Share Interests

The table below shows, for each person who served as a Director of the Company during 2013, the total number of shares owned, the total number of share options and the number of share options vested but unexercised, all as of December 31, 2013 (or such earlier date as the Director resigned), as well as share options exercised during the portion of the year when the Company was in existence. The table only reflects shares held individually by the Director, not those held by any investment fund with which the Director is affiliated.

Name of Director	Shares Owned	Share Options Held	Vested Share Options (1)	Options Exercised
Executive Director
Peter Wrighton-Smith	355,741	323,390	151,947	0
Non-Executive Directors
Richard A. Sandberg	53,674	16,650	5,942	0
Stephen L. Spotts	0	29,559	19,450	0
Herm Rosenman	0	22,371	0	0
Michael Steinmetz	0	0	N/A	N/A
Vijay Lathi	0	0	N/A	N/A
Nigel A. Pitchford	0	0	N/A	N/A
Jonathan Gee	0	0	N/A	N/A
Rainer Strohmenger	0	0	N/A	N/A

(1) Vested Share Options are a subset of Share Options Held

Summary of Equity-Based Awards made during the financial year 2013

The table below presents information on share option awards made to Directors during the portion of the year when the Company was in existence.

Director	Date of Award	Number of Shares Covered	Face Value of Award (3)
Herm Rosenman	November 22, 2013	14,914 (1)	$229,676
Herm Rosenman	November 22, 2013	7,457 (2)	$114,838
(1)

This award was an initial award made in connection with Mr. Rosenman’s commencement of service of a Director. The award will vest in three equal installments on each of the next three Annual General Meetings of shareholders, subject to continued service.

(2)

This award was the first annual award made in connection with Mr. Rosenman’s commencement of service of a Director. The award will vest at the 2014 Annual General Meeting of shareholders, subject to continued service.

(3)

The face value represents the number of shares covered by the award times the exercise price of the award, which was the fair market value of the shares on the date of grant. No value can be realized unless there is an increase in the value of the shares following the date of the award.

Directors’ equity-based awards held at the end of the financial year

The table below shows, for all persons who served as Directors of the Company as of December 31, 2013, their interests as of that date in options to acquire our ordinary shares with a nominal value £0.006705 per share.

Director	Number of Share Options	Exercise Price	Date of Grant	Date of Expiration
Executive Director
Peter Wrighton-Smith	192,835	$0.81 (1)	November 7, 2012	November 6, 2022
	130,555	$0.81 (1)	February 28, 2013	February 17, 2020
Non-Executive Directors
Richard A. Sandberg	7,872	$0.09	February 18, 2010	February 17, 2020
	8,778	$0.81	November 7, 2012	November 6, 2022
Stephen L. Spotts	25,361	$0.27	November 29, 2010	November 28, 2020
	4,198	$0.81	June 19, 2013	June 18, 2023
Herm Rosenman	7,457	$15.40	November 22, 2013	November 22, 2023
	14,914	$15.40	November 22, 2013	November 22, 2023
Michael Steinmetz	0	N/A	N/A	N/A
Vijay Lathi	0	N/A	N/A	N/A
Nigel A. Pitchford	0	N/A	N/A	N/A
(1)

In this table, exercise prices have been converted from Pounds Sterling to U.S. dollars based on the U.S. dollar valuation of our shares in effect at the original date of the awards based on our share valuations then in effect.

All of the share options awarded to Directors that were outstanding as of December 31, 2013 use time-based vesting and are not subject to performance targets other than continued service until the date of vesting. The closing market price of our ordinary shares on December 31, 2013 was $19.38.

Payments made to past Directors

In 2013, we made no payments to former Directors of the Company.

Payments for loss of office

In 2013, we made no payments with respect to a Director’s loss of office.

Total Shareholder Return

The information provided in the Total Shareholder Return part of the Directors’ Remuneration Report is not subject to audit.

The following graph compares the cumulative total shareholder return on our ordinary shares with that of the Nasdaq Composite Index and the S&P Smallcap 600 Healthcare Index for the time period described below. We selected the Nasdaq Composite Index because our ordinary shares began trading on the NASDAQ Global Market on November 22, 2013. However, we believe the comparison with the S&P Smallcap 600 Healthcare Index indicates our relative performance against a group consisting of more similarly situated companies.

Chief Executive Officer’s remuneration compared to other employees

We are not including any data on this item for the 2013 Annual Remuneration Report because the Company was not in existence in 2012 and comparative remuneration increase percentages are an inapplicable concept.

Table of historical data

We are not including any table on historical data relative to the pay of the Chief Executive Officer for the past five years as the Company has only been in existence since August 16, 2013.

Relative Importance of Spend on Pay

The following table sets forth the total amounts spent by the Company and all its direct and indirect subsidiaries from August 16 through December 31, 2013 on remuneration and the dividends declared and paid by the Company in the year.

Total Spend on Remuneration	$9,494,497 (1)
Dividends Paid	0

(1)

The total spend includes the value of all unexercised but vested share options that first vested and became exercisable between August 16 and December 31, 2013 multiplied by the difference between the fair market value of the shares as of December 31 and the exercise price of the various options. The total spend also includes the value realized by persons exercising options during this period if such options first became exercisable during the period. We do not present data for the value realized on paper each month when some portion of each unexercised option vested, but rather use a year end value for all options that vested during the relevant period and remained unexercised, thereby capturing the full value earned by the end of the year with respect to all such options.

The Remuneration Committee

The Remuneration Committee is comprised of Vijay Lathi, Drs. Michael Steinmetz and Nigel A. Pitchford and the Chairman, Richard A. Sandberg. All members served during the portion of 2013 when the Company was in existence and have continued to serve until the date of this Annual Report on Remuneration. The charter of the Committee is set forth on our website at http://investor.oxfordimmunotec.com/corporate-governance.cfm.

Advice provided to the Remuneration Committee

The Committee retained Radford, an Aon Hewitt company, to provide independent advice and consultation with respect to remuneration arrangements for the Executive Director, senior management and other employees. Radford is a global remuneration consultant with a well-established reputation for design and implementation of remuneration programs, including the design and implementation of equity-based award programs. Although Radford commenced work in 2013, after the completion of our IPO, we did not receive any formal reports until early in 2014 and did not make any payments to Radford until 2014. The amounts paid to Radford in 2014 to date total $26,695.

In addition to Radford, the Committee solicited and received input from the Chief Executive Officer concerning the remuneration of senior executives, other than himself. The Chief Executive Officer provided recommendations with respect to annual cash incentives to be paid to these persons for service in 2013, and with respect to base salaries and equity-based awards to be made to these persons in 2014. Finally, the Chief Executive Officer also provided input to the Committee regarding the implementation of equity-based remuneration as an element of all other employees’ remuneration.

Statement of voting results

The first year in which the Company will present remuneration matters to its shareholders for approval is 2014, so we present no voting results.

PART II - DIRECTORS’ REMUNERATION POLICY

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

The Remuneration Committee presents the Directors' remuneration policy, which will be put to shareholders as a binding vote at the Annual General Meeting to be held on June 12, 2014.

Executive Directors

The following table presents the various elements of remuneration for our Executive Directors. The policy principles described below are also used in determining the remuneration of other senior executives in the Company (the “Senior Executives”).

How the Component Supports the Short and Long-Term Strategy of the Group	How the Component Operates	Maximum Levels of Payment	Framework in Which Performance Is Assessed	Discretion
Base salary

Base salary provides the core element of fixed remuneration for Executive Directors. We intend to set base salary at a level to support the retention of the Executive Director and to reward performance.

We focus on total cash remuneration (that is, base salary plus target annual cash incentive payments), not just base salary, and seek to pay total cash remuneration approximating the 50th percentile of the Market Peer Data for similarly situated executives in comparable companies.(1) We may make adjustments to this target, either up or down, for individual roles when we consider that the scope of responsibilities of our Executive Directors or Senior Executives differs from those for which we have remuneration data.

The base salary of our Executive Directors will usually be reviewed annually by the Committee and adjusted as of January 1 each year.

We do not believe it is appropriate to impose a maximum level of base salary and we have not done so.

The Committee uses Market Peer Data and considers other factors, such as (a) past performance and expectations of future performance, (b) individual scope of responsibility, performance and experience and (c) past salary levels, in determining base salary for Executive Directors. The Remuneration Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors.

The Committee retains discretion to adjust Executive Directors’ base salaries to ensure that we can attract and retain the necessary talent to effectively compete in the global marketplace.

Benefits
Benefits are a fixed element of remuneration provided without regard to individual or corporate performance.

Our Executive Director is employed in the United Kingdom and generally receives the same types of benefits afforded to other employees in that jurisdiction.

The specific benefits we may offer Executive Directors in the future will be designed to be competitive with benefits offered to the most senior executives of US public companies or in other countries where the executive works.

	We do not believe it is appropriate to impose a maximum level of benefits and we have not done so.	Not applicable

The Committee retains discretion to adjust benefits to ensure that we can attract and retain the necessary talent to effectively compete in the global marketplace. In particular, we may offer broad relocation or housing benefits, including tax gross-ups, in order to attract new Executive Directors. See Policy on recruitment arrangements.

Annual cash performance bonus
The annual cash incentive serves to provide a reward for achieving short-term objectives linked to our strategy.

The target annual cash incentive for our Executive Directors will be established as a percentage of base salary.

Generally, the Executive Directors’ target annual cash incentive will be allocated in part to achievement of corporate objectives and in part to achievement of individual objectives set by the Committee early in the financial year. (2) These annual objectives are designed to achieve our near term strategic goals and will change from year to year based on our performance, stage of development and long-term strategic opportunities. The Committee may sometimes use only corporate objectives to measure performance.

The annual cash incentive is generally paid within the first two and a half months following the end of the fiscal year being measured.

There are no preset limitations on minimum or maximum bonus amounts for any Executive Director. The annual incentive amount may exceed 100% of target for over-achievement of objectives or in the exercise of the Committee’s discretion.

Actual bonus remuneration for Executive Directors is generally determined based on the extent to which the corporate objectives and individual objectives, if applicable, are deemed to have been met. When business opportunities or challenges change substantially during the course of the year, the Committee may adjust objectives to meet the changed circumstances and correspondingly realign potential rewards.

See Forfeiture and Clawback arrangements, below, for circumstances under which incentive remuneration may be subject to disgorgement.

The Committee retains discretion to award an annual cash incentive that is lower or higher than that which would result from assessment only against stated objectives.

Long Term Equity Incentives

We use forms of equity remuneration:

●to motivate and reward multi-year performance;

●as a retention tool, as entitlement to benefits arising from equity-based remuneration generally accrues over a period of years; and

●to align the interests of our executives, including our Executive Director, with those of our shareholders.

We will make awards from our shareholder-approved 2013 Share Incentive Plan. We may introduce other equity award plans in the future, but the terms of any such plans will be approved by shareholders prior to implementation.

Under our 2013 share incentive plan, we may grant:

●CSOP awards in the United Kingdom,

●incentive stock options in the United States,

●various types of unapproved awards in numerous jurisdictions,

●stock appreciation rights,

●restricted shares,

●restricted share units, and

●awards subject to performance targets.

Generally, we grant equity-based remuneration awards that vest over time without specific performance targets other than continued service. (3) Our share option awards have exercise prices equal to the fair market value of our ordinary shares on the date of grant.

The Committee generally grants equity-based remuneration to Executive Directors at the time they commence employment and from time to time thereafter based on performance. We expect to consider our Executive Directors and other Senior Executives for new equity-based awards on an annual basis, and we may make annual equity-based awards to our Executive Directors.

There is no fixed annual maximum limit to the size or value of equity-based compensation awards made in a year to Executive Directors, or in the aggregate over a period of years.

We seek to establish equity-based remuneration to be reasonably competitive to that offered by a set of comparable companies with whom we may compete for executive talent. (4)

When making awards, the Committee considers:

●the size and value of past awards,

●the performance of the Executive Director,

●the competitive data relative to awards made to similarly situated executives at comparable companies

●the position of U.S. advisory services (but not the standards of U.K. advisory services) on annual and multi-year limits of the size of aggregate equity-based awards.

See Forfeiture and Clawback arrangements, below, for circumstances under which incentive remuneration may be subject to disgorgement.

We may, in our discretion, choose to accelerate vesting of options or restricted shares, including in connection with a change of control event or when an Executive Director’s service is terminated on account of disability or death. See Policy on payment for loss of office.

(1)

In 2013, the Committee retained an independent remuneration consultant, Radford, an Aon Hewitt company, to assist the Committee in ensuring that our remuneration arrangements for the Executive Director and other Senior Executives are competitive. Radford provided data from comparable publicly traded health care companies (“Market Peer Data”) and otherwise assisted the Committee in its design of competitive remuneration for Senior Executives and the Executive Director. The peer group includes Abaxis, Inc., Anika Therapeutics, Inc. Cellular Dynamics International, Inc., Cepheid, Exact Sciences Corporation, Fluidigm Corporation, GenMark Diagnostics, Inc., Liposcience, Inc. Luminex Corporation, Meridian Bioscience, Inc., Nanosphere, Inc., NanoString Technologies, Inc., OraSure Technologies, Inc., Pacific Biosciences of California, Inc., Sequenom, Inc., and Veracyte, Inc. We expect to continue to use remuneration consultants to assist the Committee in determining competitive levels of executive remuneration and specific design elements of our remuneration program.

(2)

Corporate objectives will generally include both financial (e.g., revenues to be achieved from various countries or products, other financial metric targets, fund-raising objectives) and non-financial goals (e.g., product development, regulatory approvals, M&A transactions). The corporate objectives apply to all employees who are eligible for annual cash incentives. Individual objectives may be quantitative or qualitative and may vary widely from organizational matters to specific initiatives or programs.

(3)	We believe the use of time-based vesting is consistent with US practice, to which we look for guidance on our policies.
(4)

We examine, with assistance from our independent remuneration consultant, comparative data on both a (i) fair market value basis and (ii) percentage of the company basis. The Committee uses a blend of the two methods to establish appropriate levels of equity-based remuneration for Senior Executives, including the Executive Director.

Illustration of the Application of the Remuneration Policy to Executive Director Remuneration

The following table provides an illustration of the potential remuneration for the year ended 31 December 2014 for the Executive Director, computed in accordance with the Remuneration Policy outlined above and by applying the following assumptions:

Minimum	The current base salary for the Director is assumed to be base salary throughout the financial year ending December 31, 2014.

The value of benefits receivable for the financial year ending December 31, 2014 is assumed to be equal to 5% of base salary for pension and the same rate of contribution for private health insurance as for 2013.

No bonus is assumed for the Executive Director.

In line with Expectations	The same components for base salary and benefits as reflected for the minimum above.
The on-target level of bonus for 2014 of 50% of base salary.

The bar chart below does not include any value for equity-based award remuneration in either the minimum illustration or the illustration of remuneration in line with expectations. We do not believe it is possible to reasonably quantify the value that might result from outstanding options and other equity-based awards, including those granted in 2014. For share options awarded to the Executive Director prior to the IPO, there is currently a large difference between the exercise price and current trading price.

As noted in the table, no maximums apply to any element of our Executive Director’s remuneration, so this line of the bar chart has been omitted.

Forfeiture and Clawback arrangements

The Committee has the authority to cancel any equity-based award if the recipient breaches certain agreements, including those related to confidentiality, non-competition and non-solicitation. In addition, all incentive remuneration that is paid to executive officers, including the Executive Director, is subject to recoupment if we are required to prepare an accounting restatement within the three year period following the officer’s receipt of the incentive-based remuneration. This clawback may not apply for CSOP awards that are made on a form prescribed by HMRC.

Service contracts

We employ our Executive Director on a service contract providing for termination, other than for cause, upon 12 months’ advance notice by either the Company or the Executive Director. The Executive Director is required to resign his position as a director if the Board requires a resignation in conjunction with the end of the employment relationship. We expect service contracts with future Executive Directors will have comparable provisions.

On termination of the service contract without cause, we have the right to require the Executive Director to take garden leave for all or part of the notice period (the remaining term of the contract) and we have the right to pay salary and benefits in lieu of notice. During the period of any garden leave, the Executive Director will continue to receive his full salary and benefits, but would not be entitled to any portion of his target annual cash incentive. If the Executive Director is unable to continue to perform his duties by reason of illness, injury or otherwise for a period of 120 days in a 12 month period, or such longer period as may be set by us, we may terminate his service for cause. In the event of termination of the Executive Director for cause, we are not obligated to make any payment in lieu of notice. The Committee may, however, exercise discretion with respect to remuneration arrangements in the event of termination as a result of illness, injury or similar incapacity or in order to resolve disputes relating to remuneration entitlement.

Policy on payment for loss of office

Our policy regarding termination payments to a departing Executive Director is generally to limit severance payments to pre-established contractual arrangements or statutory requirements. In the event that the employment of an Executive Director is terminated, any remuneration payable will be determined in accordance with the terms of the service contract with the Executive Director, the rules of any incentive plans in which the Executive Director participates and applicable statutory requirements in the jurisdiction in which the Executive Director is employed.

We expect that all employment arrangements for any Executive Director will include a notice provision and continuing payment obligations for not more than a period of one year following our termination of an Executive Director without cause. Payment obligations could include base salary, benefits, and all or some portion of target annual cash remuneration.

The terms of existing equity-based remuneration awards made to our Executive Director under the amended and restated 2008 share incentive plan provide for a full acceleration of all outstanding options in the event of a change of control event. For equity-based option awards made in 2014 under our 2013 share incentive plan, the Executive Director and other officers are entitled to the acceleration of an additional year of vesting in the event of a change of control. For restricted share awards, the Executive Director and other officers will get the benefit of an accelerated lapse of those restrictions that would, in the absence of a change of control, have lapsed during the next 24 months. We intend to consider whether the Executive Director should be treated differently than all other officers under our equity-based awards in the event his employment is terminated as a result of disability or death or as a result of a change of control event and we may implement changes to existing equity-based awards or to future equity-based awards. This discretion is limited to providing for full acceleration and vesting of all the Executive Director’s outstanding equity-based awards.

We will comply with applicable disclosure and reporting requirements of the Securities and Exchange Commission with respect to remuneration arrangements with a departing Executive Director.

Policy on recruitment arrangements

Our policy on the recruitment of new Executive Directors is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. We expect remuneration packages will include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and special provisions tailored to the recruiting situation, such as

●	sign-on bonus;
●	real estate commissions, legal fees and other charges incurred in selling an existing residence;
●	legal fees, inspection charges, title insurance, up-front mortgage charges and other charges incurred in connection with the purchase of a new residence;
●	moving expenses;
●	reimbursement for the tax burden associated with the sale of a residence;
●	house-hunting trips for the new Executive Director and spouse, if applicable;
●	costs of commuting to a new work location;
●	local housing costs;
●	tax gross-up for special benefits;
●	an allowance for personal financial planning expenses;
●	pension enhancements;
●	children’s educational expenses;
●	employment search assistance for relocating spouses; and
●	make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items).

The Committee retains the discretion to provide additional benefits, including those of a type not listed above, where necessary or useful to recruit new Executive Directors or to secure the ongoing service of existing Executive Directors.

If we appoint an existing employee as an Executive Director of the Company, we would expect to retain legacy obligations to the employee with respect to remuneration, such as outstanding share awards. Should these differ materially from current arrangements, these will be disclosed in the next implementation report following such appointment. We will also disclose appropriate remuneration details for a new Executive Director in accordance with reporting requirements of the Securities and Exchange Commission.

Non-Executive Directors

We pay remuneration for service as a Non-Executive Director only to directors who are not affiliated with major investor in the Company.

The following table and accompanying notes explain the different elements of remuneration we pay to our unaffiliated Non-Executive Directors.1 No element of Non-Executive Director remuneration is subject to performance standards other than continued service.

While this Policy is in effect, unless we undertake a new benchmarking analysis (a) we will only increase cash remuneration paid to unaffiliated Non-Executive Directors commensurate with the percentage base salary increases generally accorded to our employees and (b) we will make adjustments to equity-based remuneration for Non-Executive Directors only in the event of a recapitalization of our shares.

How the Component Supports the Short and Long-Term Strategy of the Company	How the Component Operates	Maximum Levels of Payment
Annual retainer for each Non-Executive Director

A fixed annual retainer for basic service as a Board member is the initial element of remuneration of Non-Executive Directors. Using an annual retainer as opposed to paying separately for attendance at individual Board meetings is designed to ensure that directors do not view their role as one limited to involvement only a few times a year.

Annual retainers are set and paid in U.S. dollars.

Basic annual Non-Executive Director retainer: $35,000 with additional payments for service (i) as Chairman of the Board, (ii) as chairperson of a Board committee, (iii) as a member of a Board committee and (iv) as Secretary to the Board.

1 Our Board remuneration practices are based on an analysis of the remuneration practices of other diagnostics companies which had a market capitalization at the time of the analysis of under $300 million, which had commenced public trading between 2005 and 2013. The companies included in the analysis were Genomic Health, Inc., Fluidigm Corporation, GenMark Diagnostics, Inc., Nanosphere, Inc., Liposcience Inc., Cellullar Dynamics International, Inc., BG Medicine, Inc. and Genoptix, Inc. We expect to use similar benchmarking practices periodically to determine competitive remuneration packages for our directors.

Additional annual retainer for Chairman’s role

We expect our Chairman of the Board to undertake a very active role in managing all relationships, schedules, priorities, agendas and activities involving Board members, including meetings, other communications, and substantive project work on matters of special concern to the Board. Our Chairman also serves as an ongoing resource for senior management, including our Chief Executive Officer, in wide-ranging areas including business matters, investor relations and public company corporate governance.

The annual retainer is set and paid in U.S. dollars.

$65,000 annually in addition to the basic annual retainer. Not eligible for any additional retainer for service as a committee member or as chairperson of any committee.

The maximum payment for service as Chairman may increase in the event we need to recruit a new Chairman. (1)

Additional Annual Retainers for Committee Service

We pay for committee service separately from Board service in part because a director may sit on as many as three committees or on none. In addition, committee service warrants extra remuneration because substantial portions of the Board’s work are performed at the committee level, frequently by directors with special subject matter expertise.

Annual retainers with respect to Committee service are set and paid in U.S. dollars.

Annual retainers payable for service on Board committees other than as chairperson, in additional to the basic annual retainer:

●Member of the Audit Committee: $7,500 per year

●Member of the Remuneration Committee: $6,250 per year

●Member of the Nominating and Corporate Governance Committee: $5,000 per year

Additional Annual Retainers for Committee Chairpersons

Committee chairpersons are responsible for setting agendas for and running meetings of the Board committees they chair. Frequently, the chairperson is also an expert in the field and also manages the Company’s overall relationship with key external resources such as remuneration advisors or auditors. The Chairperson role demands a significantly higher time commitment than only service on a committee and, as a result, we pay a higher retainer to obtain the level of dedication and involvement we need.

Annual retainers for service as chairperson of a Committee are set and paid in U.S. dollars.

Annual retainers payable for service as chairperson of Board committees, in addition to the basic annual retainer:

●Chairperson of the Audit Committee: $15,000 per year

●Chairperson of the Remuneration Committee: $15,000 per year (2)

●Chairperson of the Nominating and Corporate Governance Committee: $10,000 per year (2)

Additional Annual retainer for Secretary to the Board

The Director serving in this role must attend all committees meetings of any type (save for occasional unavailability) and is responsible for (i) maintaining the records of all meetings of committees of the Board, including the materials distributed for review and consideration in connection with the meetings, (ii) preparing all minutes of committee meetings and securing approval of minutes, (iii) documenting activity of the committees outside formal meetings and (iv) serving as a resource to the committees and the Chairman relative to relevant historical information and with respect to governance practices.

We do not want this burden imposed on individual committee chairpersons, nor do we want a non-director to perform this role given the sensitivity of committee work.

	The annual retainer is set and paid in U.S. dollars.	$28,750 annually, in addition to the basic annual retainer for Non-Executive Directors. Not eligible for any additional retainer for service as a member of any committee.

Equity-based remuneration

For public companies listed in the United States, equity-based remuneration is a standard component of director remuneration.

We extend equity-based awards to our unaffiliated Non-Executive Directors to be competitive with comparable companies seeking qualified directors and to align the interests of our Non-Executive Directors with those of our shareholders.

We grant our unaffiliated Non-Executive Directors initial option awards (granted when the director first assumes office) and annual option awards.

The initial option award covers 14,914 ordinary shares and becomes exercisable in three equal installments on the date of the three succeeding Annual General Meeting of Shareholders. The annual option award generally covers 7,457 of our ordinary shares and becomes exercisable on the next Annual General Meeting of Shareholders. (3) All awards are made with an exercise price equal to the fair market value on the date of grant and all awards will become immediately fully exercisable upon a change of control of the Company.

The value of the equity-based awards has no maximum because the share price of the Company has no maximum.

(1)

In the event it becomes necessary to recruit a new chairman, we will determine, on the basis of specific candidates being considered for that role, their backgrounds, competencies, availability for and willingness to serve in a very broad capacity, including on numerous Board committees, as well as the then-existing requirements for mentoring and guiding members of senior management, whether to restructure the chairman role. In the absence of restructuring, we expect to establish cash remuneration for a new chairman at then-competitive amount taking into account the individual’s experience and peer data from other comparable companies, recognizing the fact that other companies may not maintain a chairman role similar to ours.

(2)	Currently, our Chairman serves as chairperson of the Remuneration Committee and the Nominating and Corporate Governance Committee. As a result, we do not currently incur these extra remuneration fees.
(3)

When a Non-Executive Director is initially appointed within six months of an upcoming Annual General Meeting of Shareholders, the size of the first annual award to the director is adjusted to cover only 3,728 shares.

Letters of appointment

The Chairman and all other Non-Executive Directors, including affiliated directors, have letters of appointment which set out the terms under which they provide their services to the Company. The appointment of Non-Executive Directors ends at the Annual General Meeting when their elected term expires. The appointment is not subject to a notice period, nor is there any remuneration payable on loss of office when, for example, a director is not be reelected at an Annual General Meeting of shareholders.

Policy on shareholding requirements

We do not currently have a policy requiring our Directors to hold a certain number or value of our shares.

Statement of consideration of employment conditions and differences to the Executive Director policy

All our employees are paid a base salary and receive standard employee benefits, which vary by the geographic locale of their employment. In addition, all employees receive initial option awards in conjunction with their commencement of service. Members of our sales staff have the opportunity to earn commissions and other economic rewards based on their level of sales achieved, an element of remuneration in which our Executive Director does not participate. Like our Executive Director, other senior employees are eligible for target annual cash incentives based on achievement of our corporate objectives for the year as well as their own individual objectives. The percentage of base salary for an individual’s target annual cash incentive is lower for employees who are not Senior Executives. All employees are eligible to be considered for an annual increase in their base salaries, provided they have worked for a sufficient portion of the prior fiscal year. Many, but not all, employees are eligible for consideration for equity-based remuneration awards other than the initial hire award. Eligibility is dependent on the employee’s position and performance, with more senior employees eligible for higher award levels.

No specific consultation with employees has been undertaken relating to remuneration of Directors.

Statement of consideration of shareholder views

This Policy for remuneration of both Executive Directors and Non-Executive Directors was devised by a Remuneration Committee of which three of four members are Non-Executive Directors whose affiliated funds each have major shareholdings in the Company (“Affiliate NEDs”). The Policy was also approved by the full Board, which at the time of approval in the fall of 2013 included five Affiliate NEDs and for the Secretary to the Board role approved in April 2014 included three Affiliate NEDs. As the Affiliate NEDs who devised and approved these policies represent many of our largest shareholders, we did not reach out to shareholders who were not represented on the Board for additional input.

Changes to Remuneration Policy

It is anticipated that this policy will apply until the Annual General Meeting in 2017.

Approval

This report was approved by the Board of Directors on April 2, 2014 and signed on its behalf by:

Richard A. Sandberg

Chairman

April 2, 2014

Oxford Immunotec

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Oxford Immunotec Global PLC
Annual General Meeting of Shareholders
Thursday June 12, 2014
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Proxy — Oxford Immunotec Global PLC

The undersigned hereby constitutes and appoints Peter Wrighton-Smith, Richard A. Sandberg, and Richard M. Altieri, and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the ordinary shares of Oxford Immunotec Global PLC of the undersigned at the Annual General Meeting of Shareholders of Oxford Immunotec Global PLC to be held at the law offices of Covington & Burling LLP, 265 Strand, London WC2R 1 BH, on Thursday, June 12, 2014 at 2:00p.m. London time/9:00a.m. New York time, and at any postponements and adjournments thereof, on Proposals 1 - 12 as specified on the reverse side hereof and on such other matters as may properly come before said meeting.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the proposals specified on the reverse side hereof. The Board of Directors recommends that you vote FOR each of the proposals. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. Dr. Wrighton-Smith, Mr. Sandberg, and Mr. Altieri cannot vote your shares unless you sign, date and return this card.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, C/O Computershare, P.O. Box 43102, Providence, RI 02940-5068 on or before June 11, 2014.

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐